                                                                  EXHIBIT 10.04


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                              AMENDED AND RESTATED
                       AGREEMENT AND PLAN OF CONTRIBUTION

                                  by and among

                           USA FLORAL PRODUCTS, INC.
                           (a Delaware corporation),

                           USA FLORAL ACQUISITION CO.
                          (a California corporation),

                           MONTEREY BAY BOUQUET, INC.
                          (a California corporation),

                            BAY AREA BOUQUETS, INC.
                           (a California corporation)

                                      and

              JEFFREY BROTHERS, PHILIP BURAN and DOUGLAS ANDERSON


                           Dated as of August 5, 1997



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

                               Table of Contents
                               -----------------
                                                                            Page
                                                                            ----


1.  THE MERGER............................................................     2
    1.1  Delivery and Filing of Articles of Merger........................     2
    1.2  Merger Effective Date............................................     2
    1.3  Articles of Incorporation, Bylaws and Board of Directors of
         Surviving Corporation............................................     2
    1.4  Certain Information with Respect to the Capital Stock of the
         COMPANIES, the MERGED COMPANY and NEWCO..........................     3
    1.5  Effect of Merger.................................................     3

2.  CONVERSION AND EXCHANGE OF STOCK......................................     4
    2.1  Manner of Conversion.............................................     4

3.  DELIVERY OF SHARES; ALLOCATION OF CONSIDERATION.......................     4
    3.1  Consideration....................................................     4
    3.2  Delivery of COMPANY Stock........................................     5

4.  POST CLOSING ADJUSTMENT; INDEMNITY ESCROW.............................     5
    4.1  Adjustment.......................................................     5
    4.2  Security.........................................................     5
    4.3  Indemnity Escrow.................................................     6

5.  CLOSING; MERGER EFFECTIVE DATE........................................     7

6.  REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS........................     7
    6.1  Due Organization.................................................     7
    6.2  Authorization....................................................     8
    6.3  Capital Stock of Each Company....................................     8
    6.4  Transactions in Capital Stock....................................     8
    6.5  No Bonus Shares..................................................     8
    6.6  Subsidiaries.....................................................     8
    6.7  Predecessor Status; etc..........................................     8
    6.8  Spin-off by COMPANIES............................................     9
    6.9  Financial Statements.............................................     9
    6.10  Liabilities and Obligations.....................................     9
    6.11  Accounts and Notes Receivable...................................    10
    6.12  Permits and Intangibles.........................................    10
    6.13  Real and Personal Property......................................    10
    6.14  Material Contracts and Commitments..............................    11
    6.15  Insurance.......................................................    11

    6.16  Officers, Directors and Employees Compensation..................    11
    6.17  Employee Plans..................................................    12
    6.18  Compliance with ERISA...........................................    12
    6.19  Conformity with Law.............................................    14
    6.20  Taxes...........................................................    14
    6.21  Completeness; No Violations.....................................    15
    6.22  Government Contracts............................................    15
    6.23  Absence of Changes..............................................    15
    6.24  Deposit Accounts; Powers of Attorney............................    16
    6.25  Environmental Matters...........................................    17
    6.26  Underground Storage Tanks.......................................    17
    6.27  Validity of Obligations.........................................    18
    6.28  Relations with Governments......................................    18
    6.29  Disclosure......................................................    18
    6.30  Authority; Ownership............................................    19

7.  REPRESENTATIONS OF USFLORAL AND NEWCO.................................    19
    7.1   Due Organization................................................    19
    7.2   USFLORAL Stock..................................................    19
    7.3   Authorization...................................................    19
    7.4   Validity of Obligations.........................................    20
    7.5   No Conflicts....................................................    20
    7.6   Miscellaneous...................................................    20

8.  COVENANTS OF STOCKHOLDERS AND COMPANY PRIOR TO CLOSING................    20
    8.1  Access and Cooperation...........................................    20
    8.2  Conduct of Business..............................................    21
    8.3  Prohibited Activities............................................    21
    8.4  Supplier Approval................................................    22
    8.5  Notice to Bargaining Agents......................................    23
    8.6  No Shop..........................................................    23
    8.7  Notification of Certain Matters..................................    23
    8.8  Amendment of Schedules...........................................    23

9.  CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDERS...................    24
    9.1  Representations and Warranties; Performance of Obligations.......    24
    9.2  No Litigation....................................................    24
    9.3  Employment Agreements............................................    24
    9.4  Opinion of Counsel...............................................    24
    9.5  Registration Statement...........................................    25

10. CONDITIONS PRECEDENT TO OBLIGATIONS OF USFLORAL AND NEWCO.............    25
    10.1  Representations and Warranties; Performance of Obligations......    25
    10.2  No Litigation...................................................    25
    10.3  Examination of Financial Statements.............................    25
    10.4  No Material Adverse Change......................................    26
    10.5  Regulatory Review...............................................    26
    10.6  STOCKHOLDERS Release............................................    26
    10.7  Employment Agreements...........................................    26
    10.8  Opinion of Counsel..............................................    26
    10.9  Consents and Approvals..........................................    27
    10.10 Additional Liabilities and Obligations..........................    28
    10.11 Additional Contracts............................................    28
    10.12 Good Standing Certificates......................................    28
    10.13 Registration Statement..........................................    28
    10.14 Repayment of Indebtedness.......................................    28
    10.15 Net Income......................................................    28
    10.16 Merger of Companies.............................................    28

11. COVENANTS OF USFLORAL.................................................    28
    11.1  Release From Guarantees.........................................    28
    11.2  Leases..........................................................    29
    11.3  USFLORAL Stock Options..........................................    29
    11.4  Earn-Out Consideration..........................................    29
    11.5  34 Act Obligations..............................................    30
    11.6  Certain Transactions............................................    30
    11.7  Piggy-Back Registrations........................................    31

12. INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS AND WARRANTIES...........    31
    12.1  General Indemnification by STOCKHOLDERS.........................    31
    12.2  Specific Indemnification by STOCKHOLDERS........................    32
    12.3  Indemnification by USFLORAL and NEWCO...........................    33
    12.4  Third Person Claims.............................................    33
    12.5  Limitations on Indemnification..................................    34
    12.6  Survival of Representations and Warranties......................    35
    12.7  Sole Remedies...................................................    35

13.  TERMINATION OF AGREEMENT.............................................    35
     13.1  Termination by the Parties.....................................    35
     13.2  Liquidated Damages.............................................    36

14.  NONCOMPETITION.......................................................    36
     14.1  Prohibited Activities..........................................    36
     14.2  Damages........................................................    37
     14.3  Reasonable Restraint...........................................    37
     14.4  Severability; Reformation......................................    37
     14.5  Independent Covenant...........................................    37
     14.6  Materiality....................................................    38

15.  NONDISCLOSURE OF CONFIDENTIAL INFORMATION............................    38
     15.1  STOCKHOLDERS...................................................    38
     15.2  USFLORAL.......................................................    38
     15.3  Damages........................................................    38

16.  FEDERAL SECURITIES ACT AND CONTRACTUAL RESTRICTIONS
     ON  USFLORAL STOCK...................................................    39
     16.1  Compliance with Law............................................    39
     16.2  Economic Risk; Sophistication..................................    39
     16.3  Registration Statement.........................................    39

17.  LOCK-UP AGREEMENTS; SECURITIES LEGENDS...............................    40
     17.1  Lock-up........................................................    40
     17.2  Legends........................................................    40

18.  GENERAL..............................................................    41
     18.1  Cooperation....................................................    41
     18.2  Successors and Assigns.........................................    41
     18.3  Entire Agreement...............................................    41
     18.4  Counterparts...................................................    41
     18.5  Brokers and Agents.............................................    41
     18.6  Expenses.......................................................    41
     18.7  Notices........................................................    42
     18.8  Governing Law..................................................    42
     18.9  Exercise of Rights and Remedies................................    42
     18.10 Time...........................................................    42
     18.11 Reformation and Severability...................................    42
     18.12 Remedies Cumulative............................................    43
     18.13 Captions.......................................................    43
     18.14 Attorneys' Fees................................................    43

Exhibit A  Companies and NEWCO to be Merged

ANNEX I    Form of Articles of Merger

ANNEX II   Calculation and Composition of Consideration

ANNEX III  Form of Employment Agreement

ANNEX IV   Form of Lease

SCHEDULES

                              AMENDED AND RESTATED
                       AGREEMENT AND PLAN OF CONTRIBUTION

  THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF CONTRIBUTION (the "Agreement") is made as of the 5th day of August, 1997, between USA FLORAL PRODUCTS, INC., a Delaware corporation ("USFLORAL"); the corporation listed on Exhibit A formed for the sole purpose of effecting this transaction ("NEWCO"); the target companies also listed on Exhibit A, which are to be merged together prior to being acquired pursuant to this Agreement (hereinafter referred to individually as a "COMPANY" and collectively as the "COMPANIES") and Jeffrey Brothers, Philip Buran and Douglas Anderson (collectively referred to as the "STOCKHOLDERS"), who are all of the stockholders of the COMPANIES.

     WHEREAS, USFLORAL was incorporated on April 2, 1997 (the "Formation") under the laws of the State of Delaware for the purpose of acquiring floral products businesses in different locations; and

     WHEREAS, USFLORAL intends to undertake an initial public offering of its stock (the "IPO") on or about October 15, 1997 and in connection therewith intends to file a Registration Statement on Form S-1 with the Securities and Exchange Commission within 30 days of the execution and delivery of this Agreement;

     WHEREAS, NEWCO has been duly organized and is existing under the laws of its state of incorporation as set forth on Exhibit A, having been incorporated on the date shown solely for the purpose of completing this transaction, and is a wholly-owned subsidiary of USFLORAL; and

     WHEREAS, each COMPANY is a corporation organized and existing under the laws of their respective states of incorporation as shown on Exhibit A; and

     WHEREAS, the respective Boards of Directors of USFLORAL, NEWCO and the COMPANIES (all of which companies are hereinafter collectively referred to as the "Constituent Corporations") deem it advisable and in the best interests of the Constituent Corporations and their respective stockholders that, following a merger of the COMPANIES (the survivor of such merger being herein called the "MERGED COMPANY"), NEWCO merge with and into the MERGED COMPANY, pursuant to this Agreement and the applicable provisions of the laws of the respective states of incorporation of NEWCO and the MERGED COMPANY, such transaction between NEWCO and the MERGED COMPANY being herein called the "Merger"; and

     WHEREAS, the Formation, the IPO and the Merger are being undertaken pursuant to an integrated transaction intended to qualify under Section 351 of the Internal Revenue Code of 1986, as amended;

     WHEREAS, the parties hereto entered into that certain Agreement and Plan of Contribution on July 1, 1997 (the "Original Agreement") and now wish to amend and restate the Original Agreement in its entirety as of August 5, 1997 in order to achieve conformity with similar agreements USFLORAL has entered into with other floral products businesses;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

1. THE MERGER

   1.1   Delivery and Filing of Articles of Merger.  The Constituent
         -----------------------------------------
Corporations will cause Articles of Merger in substantially the form of Annex I attached hereto or with such changes therein as may be required by applicable state laws (the "Articles of Merger") to be signed, verified and delivered to the Secretary of State of the State of California on or before the Merger Effective Date (as defined in Section 5).

   1.2   Merger Effective Date.  The "Merger Effective Date" shall be the date
         ---------------------
specified in Section 5. At the Merger Effective Date, NEWCO shall be merged with and into the MERGED COMPANY in accordance with the Articles of Merger and the separate existence of NEWCO shall cease. The MERGED COMPANY, as the party surviving the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

   1.3   Articles of Incorporation, Bylaws and Board of Directors of Surviving
         ---------------------------------------------------------------------
Corporation.  At the Merger Effective Date:
-----------

         (i) the Articles of Incorporation of the MERGED COMPANY shall become the Articles of Incorporation of the Surviving Corporation; and subsequent to the Merger Effective Date, such Articles of Incorporation shall be the Articles of Incorporation ation of the Surviving Corporation until changed as provided by law;

         (ii) the Bylaws of the MERGED COMPANY shall become the Bylaws of the Surviving Corporation; and subsequent to the Merger Effective Date, such Bylaws shall be the Bylaws of the Surviving Corporation until they shall thereafter be duly amended;

         (iii) the name of the person who shall serve as the sole member of the Board of Directors of the Surviving Corporation shall be Robert Poirier; the Director of the Surviving Corporation shall hold office subject to the provisions of the laws of the State of California.

         (iv) the officers of the MERGED COMPANY immediately prior to the Merger Effective Date shall continue as the officers of the Surviving Corporation in the same capacity or capacities, each of such officers to serve, subject to the provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation and any Employment Agreement executed pursuant to Section 10.7 hereof, until his successor is elected and qualified.

   1.4   Certain Information with Respect to the Capital Stock of the COMPANIES,
         -----------------------------------------------------------------------
the MERGED COMPANY and NEWCO.  The respective designations and numbers of
----------------------------
outstanding shares and voting rights of each class of outstanding capital stock of each COMPANY the MERGED COMPANY and NEWCO as of the date of this Agreement are as follows:

        (i) the authorized capital stock of each COMPANY consists of the number of shares of common stock, no par value, as shown on Exhibit A, of which the shares indicated on Exhibit A are issued and outstanding;

        (ii) the authorized capital stock of the MERGED COMPANY shall, at the Merger Effective Date, consist of the number of Shares of common stock, no par value, as shown on Exhibit A (the "COMPANY Stock"), of which the shares indicated on Exhibit A shall be issued and outstanding on the Merger Effective Date; and

        (iii) the authorized capital stock of NEWCO consists of 1,000 shares of common stock, no par value (the "NEWCO Stock"), of which 1,000 shares are issued and outstanding.

   1.5   Effect of Merger.  Except as herein specifically set forth, the
         ----------------
identity, existence, purposes, powers, objects, franchises, privileges, rights and immunities of the MERGED COMPANY shall continue unaffected and unimpaired by the Merger, and the Surviving Corporation shall be fully vested therewith. At the Merger Effective Date, the separate existence of NEWCO shall cease and, in accordance with the terms of this Agreement, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other chooses in action, and all and every other interest of or belonging to or due to each of the MERGED COMPANY and NEWCO shall be taken and deemed to be transferred to, and vested in, the Surviving Corporation without further act or deed; and all property, rights and privileges, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of each of the MERGED COMPANY and NEWCO; and the title to any real estate, or interest therein, whether by deed or otherwise, under the laws of the state of incorporation vested in the MERGED COMPANY and NEWCO, shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the MERGED COMPANY and NEWCO and any claim existing, or action or proceeding pending, by or against the MERGED COMPANY or NEWCO may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of the MERGED COMPANY or NEWCO shall be impaired by the Merger, and all debts, liabilities and duties of each of the MERGED COMPANY and NEWCO shall attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

2.     CONVERSION AND EXCHANGE OF STOCK

   2.1 Manner of Conversion.  As of the Merger Effective Date:
       --------------------

       (i) all of the shares of COMPANY Stock issued and outstanding immediately prior to the Merger Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into the right to receive from USFLORAL the amount of cash set forth on Annex II attached hereto and the Earn-Out Consideration pursuant to Section 11.4 hereof, to be distributed to the STOCKHOLDERS in the percentages set forth on Annex II and at the times specified in Section 5 and Section 11.4 hereof; and

       (ii) each share of NEWCO Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into one fully paid and non-assessable share of stock of the Surviving Corporation, which shall constitute all of the outstanding shares of said Surviving Corporation immediately after the Merger Effective Date.

3.     DELIVERY OF SHARES; ALLOCATION OF CONSIDERATION

   3.1 Consideration.  At the Merger Effective Date, the STOCKHOLDERS, as the
       -------------
holders of all outstanding certificates representing shares of COMPANY Stock, shall, upon surrender of such certificates, be entitled to receive the amount of cash set forth on Annex II and the Earn-Out Consideration pursuant to Section
11.4 hereof, to be distributed to the STOCKHOLDERS in the percentages set forth on Annex II opposite the name of each STOCKHOLDERS; provided, that $125,000 of
                                                    --------
the amount of cash set forth on Annex II (the "Holdback Amount") shall be delivered by USFLORAL by wire transfer of immediately available funds to a third-party escrow agent reasonably acceptable to NEWCO (the "Escrow Agent") under an escrow agreement to be entered into on the Closing Date by the STOCKHOLDERS, the COMPANY, Purchaser and the Escrow Agent (the "Escrow Agreement"), which Escrow Agreement shall provide for a 12-month escrow of the Holdback Amount and the Pledged Securities (as defined in Section 11.4) (the "Indemnity Escrow") as security for the indemnification obligation of the STOCKHOLDERS pursuant to Section 12 hereof and the payment of amounts pursuant to Section 4.1 hereof. Pursuant to Section 11.4, the

Escrow Agent shall also hold in a Securities Escrow (as defined in Section 11.4) 300,000 shares of USFLORAL Stock.

   3.2   Delivery of COMPANY Stock.  The STOCKHOLDERS shall deliver at the
         -------------------------
Closing (as defined in Section 5 hereof) the certificates representing the respective shares of COMPANY Stock, duly endorsed in blank by the STOCKHOLDERS or accompanied by blank stock powers, with signatures guaranteed by a national bank, and with all necessary transfer tax and other revenue stamps, acquired at the STOCKHOLDERS' expense, affixed and canceled. The STOCKHOLDERS agree to cure any deficiencies with respect to the endorsement of the certificates or other documents of conveyance with respect to such COMPANY Stock or with respect to the stock powers accompanying any COMPANY Stock.

4. POST CLOSING ADJUSTMENT; INDEMNITY ESCROW

   4.1   Adjustment.  As soon as practicable, but in any event within 30 days
         ----------
after the Closing, USFLORAL shall engage Price Waterhouse to prepare, in accordance with GAAP, a consolidated balance sheet of the Companies (the "Closing Date Balance Sheets") as of the end of business on the Closing Date.
If the aggregate shareholders' equity as shown on the Closing Date Balance Sheets is less than the aggregate shareholders' equity as shown on the Consolidated Balance Sheets as at December 31, 1996 (any such deficiency shall be referred to herein as the "Net Worth Deficiency"), within ten business days
                              --------------------
after delivery of the Closing Date Balance Sheets to USFLORAL, the STOCKHOLDERS shall pay USFLORAL by wire transfer of immediately available funds an amount equal to the Net Worth Deficiency. Notwithstanding anything in this Section 4 to the contrary, if there is any Net Worth Deficiency and the STOCKHOLDERS dispute any item contained on the Closing Date Balance Sheets, the STOCKHOLDERS shall notify USFLORAL in writing of each disputed item (collectively, the "Disputed Amounts"), and specify the amount thereof in dispute within thirty business days after the delivery of the Closing Date Balance Sheets. If USFLORAL and the STOCKHOLDERS cannot resolve any such dispute which would eliminate or reduce the amount of the Net Worth Deficiency, then such dispute shall be resolved by an independent nationally recognized accounting firm which is reasonably acceptable to USFLORAL and the STOCKHOLDERS (the "Independent
                                                                -----------
Accounting Firm").  The determination of the Independent Accounting Firm shall
---------------
be made as promptly as practical and shall be final and binding on the parties, absent manifest error which error may only be corrected by such Independent Accounting Firm. Any expenses relating to the engagement of the Independent Accounting Firm shall be allocated between USFLORAL and the STOCKHOLDERS so that the STOCKHOLDERS' aggregate share of such costs shall bear the same proportion to the total costs that the Disputed Amounts unsuccessfully contested by the STOCKHOLDERS (as finally determined by the Independent Accounting Firm) bear to the total of the Disputed Amounts so submitted to the Independent Accounting Firm.

   4.2   Security.  (a)  As collateral security for the payment of any
         --------
indemnification obligations of the STOCKHOLDERS pursuant to Sections 12.1 and
12.2 hereof and for the payment of amounts pursuant to Section 4.1 hereof, each STOCKHOLDER shall, and by execution hereof does hereby, transfer, pledge and assign to USFLORAL, for the benefit of USFLORAL, a security interest in the following assets:

       (i) the Pledged Securities (as defined in Section 11.4 hereof), the certificates and instruments representing or evidencing such STOCKHOLDERS' Pledged Securities, and all cash and non-cash dividends and other property at any time received or otherwise distributed in respect of or in exchange for any or all of such STOCKHOLDERS' Pledged Securities; and in the event such STOCKHOLDERS receives any such certificates or property, such STOCKHOLDERS shall immediately deliver such certificates or property to the Escrow Agent to be held hereunder as Pledged Securities;

       (ii) all securities hereafter delivered to such STOCKHOLDERS in substitution for any of the foregoing, all certificates and instruments representing or evidencing such securities, and all cash and non-cash dividends and other property at any time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and in the event such STOCKHOLDERS receives any such property, such STOCKHOLDERS shall immediately deliver such property to USFLORAL to be held hereunder as Pledged Securities; and

       (iii) all cash and non-cash proceeds of all of the foregoing property and all rights, titles, interests, privileges and preferences appertaining or incident to the foregoing property.

   (b) Each certificate evidencing STOCKHOLDERS' Pledged Securities issued in his, her or its name, shall within 15 days of receipt by such STOCKHOLDER, be delivered to the Escrow Agent together with a stock power duly signed in blank by him, her or it, such certificate bearing no restrictive or cautionary legend other than those imprinted by USFLORAL's transfer agent at USFLORAL's request.

   (c) The STOCKHOLDERS shall be entitled to exercise any voting powers incident to the Pledged Securities and to receive and retain all cash dividends paid thereon.

 4.3   Indemnity Escrow.  In the event that STOCKHOLDERS fail to timely pay
       ----------------
USFLORAL any amount which it is due pursuant to Sections 12.1 or 12.2 hereof, USFLORAL (i) shall have the right to have the Escrow Agent deduct any such amount from Holdback Amount in the Indemnity Escrow and pay such amount to USFLORAL and (ii) shall have all rights of a secured party under the Uniform Commercial Code as in effect in California with respect to the Pledged Securities with respect to the unpaid amount; provided, however, that prior to exercising any such remedies USFLORAL shall give STOCKHOLDERS 10 days' prior notice of the unpaid amount and a description of the determination thereof. During such 10-day period, STOCKHOLDERS shall have the right to object to such unpaid amount. If STOCKHOLDERS do not object by delivering written notice to USFLORAL within such 10-day period,

STOCKHOLDERS shall be deemed to have irrevocably agreed to the validity of such unpaid amount. If STOCKHOLDERS do so object, USFLORAL shall review the objections and respond to the STOCKHOLDERS. If the parties do not resolve the dispute within 30 days of the date of the STOCKHOLDERS' objection, the parties agree to submit the dispute for binding arbitration with a panel of three arbitrators appointed by the American Arbitration Association under the Commercial Arbitration Rules of such Association then in effect.

5.  CLOSING; MERGER EFFECTIVE DATE

    Within two business days following the date on which the price of the shares of USFLORAL Stock in the initial public offering of USFLORAL Stock described in
Section 9.5 shall have been determined, the parties shall take all actions necessary to effect the Merger (including the filing with the appropriate state authorities of the Articles of Merger, which shall become effective on the Merger Effective Date) and to effect the conversion and delivery of shares referred to in Section 3 hereof (hereinafter referred to as the "Closing"); provided, that such actions shall not include the actual completion of the Merger or the conversion and delivery of the shares referred to in Section 3 hereof, which actions shall only be taken on the Merger Effective Date as herein provided. The Closing shall take place at the offices of Morgan, Lewis & Bockius LLP, 801 S. Grand Avenue, 22nd Floor, Los Angeles, California. The date on which the Closing shall occur shall be referred to as the "Closing Date." Concurrently with the closing in respect of the initial public offering of USFLORAL Stock, the Merger shall become effective and all transactions contemplated by this Agreement, including the conversion and delivery of shares and the delivery of a check or checks in an amount equal to the cash which the STOCKHOLDERS shall be entitled to receive pursuant to the Merger referred to in
Section 3 hereof, shall occur and be deemed to be completed. The date on which the Merger is effected shall be referred to as the "Merger Effective Date." During the period from the Closing Date to the Merger Effective Date, this Agreement may only be terminated by the parties if the underwriting agreement in respect of the initial public offering of USFLORAL Stock is terminated pursuant to the terms of such agreement. This Agreement shall in any event terminate if the Merger Effective Date has not occurred within 10 business days of the Closing Date.

6.  REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

    As of the date hereof and (with respect to MERGED COMPANY only) as of each of the Closing Date and the Merger Effective Date, each STOCKHOLDER, jointly and severally, represents and warrants as follows:

    6.1   Due Organization.  Each COMPANY is a corporation duly organized,
          ----------------
validly existing and in good standing under the laws of the State of California, and is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of public authorities to carry on its respective business in the places and in the manner as now conducted except (i) as set forth on Schedule 6.1 or (ii) where the failure to be so authorized, qualified or licensed would not have a material adverse effect on the business, operations, properties, assets or condition, (financial or otherwise) (a "Material Adverse Effect") of such COMPANY taken as a whole. True, complete and correct copies of the Articles of Incorporation (certified by the Secretaries of State of the State of California) and Bylaws (certified by the Secretary of each COMPANY) have heretofore been delivered to USFLORAL. The stock records and minute books of each COMPANY, as heretofore made available to USFLORAL, are correct and complete.

    6.2   Authorization.  Each STOCKHOLDER and each COMPANY has full legal
          -------------
right, power and authority to enter into this Agreement and has the full legal right, power and authority to enter into the Merger. The conversion of NEWCO Stock into COMPANY Stock pursuant to the provisions of this Agreement will transfer valid title in the COMPANY Stock to USFLORAL, free and clear of all liens, encumbrances and claims of every kind.

    6.3   Capital Stock of Each Company.  The authorized capital stock of each
          -----------------------------
COMPANY consists solely of the shares as shown on Schedule 6.3, of which the shares issued and outstanding are shown. All of the issued and outstanding shares of the capital stock of each COMPANY are owned by the STOCKHOLDERS as set forth on Exhibit A, and are free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind. All of the issued and outstanding shares of COMPANY Stock have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by the STOCKHOLDERS and in the amounts set forth in Annex II and further, such shares were offered, issued, sold and delivered by merged COMPANY in compliance with all applicable state and federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of the preemptive rights of any past or present stockholder.

    6.4   Transactions in Capital Stock.  No COMPANY has acquired any treasury
          -----------------------------
stock. No option, warrant, call, conversion right or commitment of any kind exists which obligates any COMPANY to issue any of their respective authorized but unissued capital stock. In addition, no COMPANY has an obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

    6.5   No Bonus Shares.  None of the shares of the COMPANY Stock was issued
          ---------------
pursuant to awards, grants or bonuses.

    6.6   Subsidiaries.  No COMPANY presently owns, of record or beneficially,
          ------------
or controls, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity. No COMPANY is, directly or indirectly, a participant in any joint venture, partnership or other noncorporate entity.

    6.7   Predecessor Status; etc.  Set forth in Schedule 6.7 is a listing of
          -----------------------
all names of all predecessor companies of each COMPANY, including the names of any entities from whom each COMPANY previously acquired significant assets. Except as set forth on Schedule 6.7, no

COMPANY has ever been a subsidiary or division of another corporation nor been a part of an acquisition which was later rescinded.

    6.8   Spin-off by COMPANIES.  There has never been any sale or spin-off of
          ---------------------
significant assets of any COMPANY other than in the ordinary course of business.

    6.9   Financial Statements.  Attached hereto as Schedule 6.9 are copies of
          --------------------
the following audited financial statements (the "Financial Statements") of each
COMPANY: Each COMPANY's Consolidated Balance Sheet as of December 31, 1996, 1995 and 1994 and Statements of Incomes, Cash Flows and Retained Earnings for each of the years in the three year period ended December 31, 1996, and each COMPANY's Consolidated Balance Sheet as of each of March 31, 1997 and 1996, and Statements of Incomes, Cash Flows and Retained Earnings for the three (3) month periods then ended (March 31, 1997 being hereinafter referred to as the "Balance Sheet Date"). Such Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted). Except as set forth on
Schedule 6.9, such Balance Sheets present fairly the financial position of each COMPANY (and the COMPANY Subsidiaries on a consolidated basis) as of the dates indicated thereon, and such Statements of Incomes, Cash Flows and Retained Earnings present fairly the results of their respective operations for the periods indicated thereon.

    6.10  Liabilities and Obligations.  Attached hereto as Schedule 6.10 is an
          ---------------------------
accurate list, as of the Balance Sheet Date, of all material liabilities of each COMPANY (including each COMPANY's Subsidiaries), which are reflected in the most recent available balance sheet and any significant liabilities incurred thereafter in the ordinary course of business, or material liabilities which are not reflected in the balance sheet, of any kind, character and description, whether accrued, absolute, secured or unsecured, contingent or otherwise, together with, in the case of those liabilities which are not fixed, an estimate of the maximum amount which may be payable. For each such liability for which the amount is not fixed or is contested, STOCKHOLDERS shall provide to USFLORAL the following information:

          (i) a summary description of the liability together with the following:

               (a)  copies of all relevant documentation relating thereto;

               (b)  amounts claimed and any other action or relief sought;

               (c) names of claimant and all other parties to the claim, suit or proceeding;

          (ii) the name of each court or agency before which such claim, suit or proceeding is pending;

          (iii) the date such claim, suit or proceeding was instituted;

          (iv) a best estimate by the STOCKHOLDERS of the maximum amount, if any, which is likely to become payable with respect to each such liability. If no estimate is provided, the STOCKHOLDERS' best estimate shall for purposes of this Agreement be deemed to be zero.

   6.11   Accounts and Notes Receivable.  Attached hereto as Schedule 6.11 is an
          -----------------------------
accurate list as of the Balance Sheet Date of the accounts and notes receivable of each COMPANY, including receivables from and advances to employees and STOCKHOLDERS, including any such amounts which are not reflected in the most recent available balance sheet. STOCKHOLDERS shall provide USFLORAL with an aging of all accounts and notes receivable showing amounts due in 30 day aging categories. Except as set forth on Schedule 6.11, such accounts and notes are collectible in the amount shown on Schedule 6.11.

   6.12   Permits and Intangibles.   Attached hereto as Schedule 6.12 is an
          -----------------------
accurate list and summary description, as of the Balance Sheet Date, of all permits, titles, licenses, franchises, certificates, trademarks, trade names, service marks, patents, patent applications and copyrights owned or held by each COMPANY all of which are now valid, in good standing and in full force and effect. Except as set forth on Schedule 6.12, such permits, licenses, orders, approvals, franchises, etc. are adequate for the operation of each COMPANY's respective businesses as presently constituted. Except as set forth on Schedule 6.12, the STOCKHOLDERS have delivered to USFLORAL a description and copies as of the date of this Agreement, of all material records, reports, notifications, permits, pending permit applications, engineering studies, environmental impact studies, filed or submitted or required to be filed or submitted to governmental agencies and of all material notifications from such governmental agencies relating to the above or relating to the discharge or release of materials into the environment or otherwise relating to the protection of the public health or the environment.

   6.13    Real and Personal Property.  Attached hereto as Schedule 6.13 is an
           --------------------------
accurate list, including substantially complete descriptions as of the Balance Sheet Date, of all the real and personal property (which in the case of personal property had an original cost in excess of $50,000) owned or leased by each COMPANY, including true and correct copies of leases for equipment and properties on which are situated buildings, warehouses and other structures used in the operation of the respective businesses of each COMPANY and including an indication as to which assets were formerly owned by the STOCKHOLDERS or affiliates (which term, as used herein, shall have the meaning ascribed thereto in Rule 144(a)(1) under the Securities Act of 1933, as amended) of each COMPANY. Except as set forth on Schedule 6.13, substantially all of the trucks, machinery and equipment of each COMPANY are in good working order and condition, ordinary wear and tear excepted. All leases set forth on Schedule 6.13 have been duly authorized, executed and delivered and constitute the legal, valid and binding obligations of each COMPANY and, to the knowledge of the STOCKHOLDERS, no other party to any such lease is in default thereunder and such leases constitute the legal, valid and binding obligations of such other parties. All fixed assets used by each COMPANY in the operation of their respective businesses are either owned by such COMPANY or leased under an agreement set forth on Schedule 6.13. STOCKHOLDERS have heretofore delivered to USFLORAL copies of all title reports and title insurance policies received or held by each COMPANY. STOCKHOLDERS have indicated on Schedule 6.13 a summary description of all plans or projects involving the opening of new operations, expansion of any existing operations or the acquisition of any real property or existing business, to which management of each COMPANY has devoted any significant effort or expenditure in the two year period prior to the date of this Agreement, which if pursued by such COMPANY would require additional expenditures of significant efforts or capital.

   6.14   Material Contracts and Commitments.  Attached hereto as Schedule 6.14
          ----------------------------------
is an accurate list, as of the Balance Sheet Date, of all material contracts, commitments and similar agreements to which each COMPANY is a party or by which any of them or any of their respective properties are bound (including, but not limited to, joint venture or partnership agreements, contracts with any labor organizations, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements). STOCKHOLDERS have heretofore delivered to USFLORAL true copies of such agreements. Except as set forth on Schedule 6.14, each COMPANY has complied with all material commitments and obligations pertaining to them, respectively, and are not in material default under any such agreement and no notice of default has been received. No COMPANY is a party to any contract, agreement or other instrument or commitment which cannot be terminated by the COMPANY on 30 days notice without any liability to such COMPANY which would have a Material Adverse Effect on such COMPANY taken as a whole. Except as set forth on Schedule 6.14, no COMPANY is bound by or subject to (and none of their respective assets or properties is bound by or subject to) any arrangement with any labor union. Except as set forth on Schedule 6.14, no employees of any COMPANY are represented by any labor union or covered by any collective bargaining agreement nor, to the best of STOCKHOLDERS' knowledge, is any organization campaign to establish such representation in progress. There is no pending or, to the best of STOCKHOLDERS' knowledge, threatened labor dispute involving any COMPANY and any group of their employees nor has any COMPANY experienced any labor interruptions over the past three years and each COMPANY considers its relationship with employees to be good.

   6.15   Insurance.  Attached hereto as Schedule 6.15 is an accurate list, as
          ---------
of the Balance Sheet Date, of all insurance policies carried by each COMPANY and an accurate list of all insurance loss runs or worker's compensation claims received for the past three policy years. STOCKHOLDERS have heretofore delivered to USFLORAL complete copies of all policies currently in effect. The insurance carried by each COMPANY with respect to their respective properties, assets and businesses is with financially sound insurers. Such insurance policies are currently in full force and effect and shall remain in full force and effect, or comparable policies substituted therefor, through the Merger Effective Date. No COMPANY's insurance has ever been canceled and no COMPANY has ever been denied coverage.

   6.16   Officers, Directors and Employees Compensation.  Attached hereto as
          ----------------------------------------------
Schedule 6.16 is an accurate schedule showing all officers, directors and employees of each COMPANY and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of directors, officers and key employees, as of the Balance Sheet Date. STOCKHOLDERS have heretofore delivered to USFLORAL copies of the payroll lists covering all employees of each COMPANY as of a recent date. Since the Balance Sheet Date in the case of Schedule 6.16, and since the date of such payroll list in the case of all other employees, there have been no increases in the compensation payable to any officer, director, key employee or other employee, except ordinary salary increases implemented on a basis consistent with past practices.

   6.17   Employee Plans.  Attached hereto as Schedule 6.17 are complete and
          --------------
accurate copies, as of the Balance Sheet Date, of all employee benefit plans, all employee welfare benefit plans, all employee pension benefit plans, all multi-employer plans and all multi-employer welfare arrangements (as defined in Sections 3(3), (1), (2), (37) and (40), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), which are currently maintained and/or sponsored by each COMPANY, or to which any COMPANY currently contributes, or has an obligation to contribute in the future (including, without limitation, employment agreements and any other agreements containing "golden parachute" provisions and deferred compensation agreements), including of any trusts related thereto and a classification of employees covered thereby (collectively, the "Plans"). Schedule 6.17 sets forth all of the Plans that have been terminated within the past three years.

   6.18   Compliance with ERISA.  All Plans are in substantial compliance with
          ---------------------
all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable laws, and, in all material respects, have been administered, operated and managed in substantial accordance with the governing documents. All Plans that are intended to qualify (the "Qualified Plans") under
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") have been determined by the Internal Revenue Service to be so qualified, and copies of the current plan determination letters, most recent actuarial valuation reports, if any, most recent Form 5500, or, as applicable, Form 5500-C/R filed with respect to each such Qualified Plan or employee welfare benefit plan and most recent trustee or custodian report, have been delivered to USFLORAL. To the extent that any Qualified Plans have not been amended to comply with applicable law, the remedial amendment period permitting retroactive amendment of such Qualified Plans has not expired and will not expire within 120 days after the Closing Date. All reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, annual reports, summary annual reports, actuarial reports, PBGC-1 Forms, audits or tax returns) have been timely filed or distributed. None of: (i) the STOCKHOLDERS; (ii) any Plan; or
(iii) any COMPANY has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA, except for transactions for which an individual class exemption exists under Section 4975 of the Code or
Section 408 of ERISA. No Plan has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302(1) of ERISA; and no COMPANY currently has (nor at the Closing Date will have) any direct or indirect liability whatsoever (including being subject to any statutory lien to secure payment of any such liability), to the Pension Benefit Guaranty Corporation ("PBGC") with respect to any such Plan under Title IV of ERISA or to the Internal Revenue Service for any excise tax or penalty; and no COMPANY nor any member of a "controlled group" (as defined in ERISA Section 4001(a)(14)) currently has (or at the Closing Date will have) any obligation whatsoever to contribute to any "multi-employer pension plan" (as defined in ERISA Section 4001(a)(14), nor has any withdrawal liability whatsoever (whether or not yet assessed) arising under or capable of assertion under Title IV of ERISA (including, but not limited to, Sections 4201, 4202, 4203, 4204, or 4205 thereof) been incurred by any Plan. Further:

     (i) there have been no terminations, partial terminations or discontinuance of contributions to any Qualified Plan without notice to and approval by the Internal Revenue Service;

     (ii) no Plan that is subject to the provisions of Title IV of ERISA has been terminated;

     (iii) there have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any Plan which were required to be reported and were not properly reported;

     (iv) the valuation of assets of any Qualified Plan, as of the Closing Date, shall exceed the actuarial present value of all accrued pension benefits under any such Qualified Plan in accordance with the assumptions contained in the Regulations of the PBGC governing the funding of terminated defined benefit plans;

     (v)   with respect to Plans which qualify as "group health plans" under
  Section 4980B of the Internal Revenue Code and Section 607(1) of ERISA and related regulations (relating to the benefit continuation rights imposed by "COBRA"), each COMPANY, and the STOCKHOLDERS have complied (and on the Closing Date will have complied), in all respects with all reporting, disclosure, notice, election and other benefit continuation requirements imposed thereunder as and when applicable to such plans, and no COMPANY has (and will incur no) direct or indirect liability and are not (and will not be) subject to any loss, assessment, excise tax penalty, loss of federal income tax deduction or other sanction, arising on account of or in respect of any direct or indirect failure by any COMPANY and the STOCKHOLDERS, at any time prior to the Closing Date, to comply with any such federal or state benefit continuation requirement, which is capable of being assessed or asserted before or after the Closing Date directly or indirectly against any COMPANY or the STOCKHOLDERS with respect to such group health plans;

     (vi) No COMPANY is now nor has it been within the past five years a member of a "controlled group" as defined in ERISA Section 4001(a)(14);

     (vii) there is no pending litigation, arbitration, or disputed claim, settlement or adjudication proceeding, and to the best of STOCKHOLDERS' knowledge, there is no threatened litigation, arbitration or disputed claim, settlement or adjudication proceeding, or any governmental or other proceeding, or investigation with respect to any Plan, or with respect to any fiduciary, administrator, or sponsor thereof (in their capacities as such), or any party in interest thereof, except routine claims for benefits;

     (viii) the Financial Statements as of the Balance Sheet Date reflect the approximate total pension, medical and other benefit expense for all Plans, and no material funding changes or irregularities are reflected thereon that would cause such Financial Statements not to be representative of the expense of such Plans as of the Balance Sheet Date; and

     (ix)   No COMPANY  has incurred liability under Section 4062 of ERISA.

  6.19   Conformity with Law.  Except as set forth on Schedule 6.19, no COMPANY
         -------------------
is in violation of any law or regulation or under any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction which would have a Material Adverse Effect on such COMPANY, taken as a whole; and except as set forth on Schedule 6.19, there are no claims, actions, suits or proceedings, pending or threatened, against or affecting any COMPANY, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. Each COMPANY has conducted and is conducting its business in substantial compliance with the requirements, standards, criteria and conditions set forth in applicable federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing which would have a Material Adverse Effect on such COMPANY, taken as a whole.

   6.20  Taxes.  Each COMPANY has filed or will file in a timely manner all
         -----
requisite federal, state, local and other tax returns for all tax years ended on or before the Closing Date. There are no open years, examinations in progress or claims asserted against any COMPANY for federal and other taxes for any period or periods prior to and including the Balance Sheet Date and no notice of any claim, whether pending or threatened, for taxes has been received. The amounts shown as accruals for taxes on the Financial Statements, as of the Balance Sheet Date, are sufficient for the payment of all taxes of the kinds indicated (including penalties and interest) for all fiscal periods ended on or before that date. Correct and complete copies of (i) all revenue agent reports that have been delivered to the COMPANY, (ii) extensions of statutory limitations and
(iii) the federal and local income tax returns and franchise tax returns of each COMPANY for the last three fiscal years, or such shorter period of time as any of them shall have existed,
have heretofore been delivered by STOCKHOLDERS to USFLORAL.   Each such COMPANY
has a taxable year ended December 31 and has not made an election to retain a fiscal year other than December 31 under Section 444 of the Internal Revenue Code. Each such COMPANY currently utilizes the cash receipts and disbursements method of accounting for income tax purposes and has not changed its method of accounting in the past five years.

   6.21  Completeness; No Violations.  The certified copies of the Articles of
         ---------------------------
Incorporation and Bylaws, both as amended to date, of each COMPANY, and the copies of all leases, instruments, agreements, licenses, permits, certificates or other documents which are included on schedules attached hereto or have been delivered to USFLORAL in connection with the transactions contemplated hereby are complete and correct; neither the COMPANIES nor, to the knowledge of the STOCKHOLDERS, any other party thereto, is in material default thereunder; and, except as set forth in the schedules and documents attached to this Agreement, the rights and benefits of each COMPANY thereunder will not be materially and adversely affected by the transactions contemplated hereby; and the execution of this Agreement and the performance of the obligations hereunder will not result in a material violation or breach or constitute a material default under any of the terms or provisions thereof. Except as set forth on Schedule 6.21, none of such leases, instruments, agreements, contracts, licenses, permits, certificates or other documents requires notice to, or the consent or approval of, any governmental agency or other third party to any of the transactions contemplated hereby to remain in full force and effect. The consummation of the transactions contemplated hereby will not give rise to any right of termination, cancellation or acceleration or result in the loss of any right or benefit thereunder.

   6.22  Government Contracts.  No COMPANY is now or has ever been a party to
         --------------------
any governmental contracts subject to price redetermination or renegotiation.

   6.23  Absence of Changes.  Since the Balance Sheet Date, except for the
         ------------------
transactions contemplated by this Agreement, there has not been:

         (i) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of any COMPANY;

         (ii) any damage, destruction or loss (whether or not covered by insurance) which has had a Material Adverse Effect on such COMPANY, taken as a whole;

         (iii) any change in the authorized capital of such COMPANY or in their respective securities outstanding or any change in their respective ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

         (iv) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of such COMPANY;

         (v) any increase in the compensation, bonus, sales commissions or fees arrangement payable or to become payable by such COMPANY to any of their respective officers, directors, STOCKHOLDERS, employees, consultants or agents other than ordinary salary increases implemented on a basis consistent with past practices;

         (vi) any work interruptions, labor grievances or claims filed, or any proposed law or regulation or any event or condition of any character, which has had a Material Adverse Effect on any COMPANY, taken as a whole;

         (vii) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of such COMPANY to any person, including, without limitation, the STOCKHOLDERS and their affiliates, other than in the ordinary course of business;

         (viii) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to any COMPANY, including without limitation any indebtedness or obligation of any STOCKHOLDER or any affiliate thereof;

         (ix) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, properties or rights of any COMPANY or requiring consent of any party to the transfer and assignment of any such assets, properties or rights;

         (x) any purchase or acquisition, or agreement, plan or arrangement to purchase or acquire, any properties, rights or assets of any COMPANY;

         (xi)   any waiver of any material rights or claims of any COMPANY ;

         (xii) any breach, amendment or termination of any material contract, agreement, license, permit or other right to which any COMPANY is a party; or

         (xiii) any transaction by any COMPANY outside the ordinary course of their respective businesses.

   6.24  Deposit Accounts; Powers of Attorney.  Attached hereto as Schedule 6.24
         ------------------------------------
is an accurate list, as of the date of this Agreement, of:

         (i) the name of each financial institution in which each COMPANY has accounts or safe deposit boxes;

         (ii)  the names in which the accounts or boxes are held;

         (iii) the type of account; and

         (iv) the name of each person authorized to draw thereon or have access thereto.

Schedule 6.24 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from each COMPANY and a description of the terms of such power.

   6.25  Environmental Matters.  To the knowledge of the STOCKHOLDERS, each
         ---------------------
COMPANY have complied with and are in material compliance with all federal, state, local and foreign statutes (civil and criminal), laws, ordinances, regulations, rules, notices, permits, judgments, orders and decrees applicable to any of them or any of their respective properties, assets, operations and businesses relating to environmental protection (collectively "Environmental Laws") including, without limitation, Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of Hazardous Wastes and Hazardous Substances (as such terms are defined in any applicable Environmental Law) except to the extent that noncompliance with any Environmental Law, either singly or in the aggregate, would not have a Material Adverse Effect on such COMPANY , taken as a whole. Each COMPANY have obtained and adhered to all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Hazardous Wastes and Hazardous Substances and has reported, to the extent required by all Environmental Laws, all past and present sites owned and operated by each COMPANY where Hazardous Wastes or Hazardous Substances have been treated, stored, disposed of or otherwise handled. There have been no releases or threats of releases (as defined in Environmental Laws) at, from, in or on any property owned or operated by any COMPANY except as permitted by Environmental Laws. STOCKHOLDERS know of no on-site location to which any COMPANY has transported or disposed of Hazardous Wastes and Hazardous Substances or arranged for the transportation of Hazardous Wastes and Hazardous Substances, which site is the subject of any federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against COMPANY, USFLORAL or any NEWCO for any clean-up cost, remedial work, damage to natural resources or personal injury, including, but not limited to, any claim under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended. No COMPANY has any contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

   6.26  Underground Storage Tanks.  Except as set forth on Schedule 6.26, no
         -------------------------
COMPANY has ever owned or leased any real estate having any underground storage tanks containing petroleum products or wastes or other hazardous substances regulated by 40 CFR 280 and/or other applicable federal, state or local laws, rules and regulations and requirements. As to each such underground storage tank ("UST") identified in Schedule 6.26, such COMPANY has provided the following to USFLORAL:

         (i) The location of the UST and whether the COMPANY currently owns or leases the property in which the UST is located;

         (ii) copies of all of the UST's manufacturer's literature, brochures, proposals and contract documents describing the UST system and all manufacturer's warranties covering the UST system;

         (iii) the date of installation and specific use or uses of the UST;

         (iv) copies of all UST tank and piping tightness tests and cathodic protection tests and similar studies or reports for all periods;

         (v)   a copy of the COMPANY's Notification For UST;

         (vi) all other records with regard to the UST such as the results of groundwater or soil tests; and

         (vii) a summary description of all instances in which the UST failed to meet applicable standards and regulations for tightness or otherwise.

   6.27  Validity of Obligations.  The execution and delivery of this Agreement
         -----------------------
by each COMPANY and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of such COMPANY and the STOCKHOLDERS of such COMPANY, and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of such COMPANY.

   6.28  Relations with Governments.  No COMPANY has made, offered or agreed to
         --------------------------
offer anything of value to any governmental official, political party or candidate for government office nor has any COMPANY otherwise taken any action which would cause such COMPANY to be in violation of the Foreign Corrupt Practices Act of 1977, as amended or any law of similar effect.

   6.29  Disclosure.  Without limiting any exclusion, exception or other
         ----------
limitation contained in any of the representations and warranties made herein, this Agreement and the schedules hereto and all other documents and information furnished to USFLORAL and its representatives pursuant hereto do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. If any STOCKHOLDERS become aware of any fact or circumstance which would change a representation or warranty of any STOCKHOLDER in this Agreement or any representation made on behalf of any COMPANY , the STOCKHOLDERS shall promptly give notice of such fact or circumstance to USFLORAL. However, such notification shall not relieve any COMPANY or STOCKHOLDERS of their respective obligations under this Agreement, and at the sole option of USFLORAL, the truth and accuracy of any and all warranties and representations of the STOCKHOLDERS, at the date of this Agreement and at the closing, shall be a precondition to the consummation of this transaction.

   6.30  Authority; Ownership.  Each STOCKHOLDER has the full legal right, power
         --------------------
and authority to enter into this Agreement. Each STOCKHOLDER owns beneficially and of record all of the shares of COMPANY Stock identified on Annex II as being owned by such STOCKHOLDER. The conversion of COMPANY Stock into cash pursuant to the provisions of this Agreement will transfer to USFLORAL valid title in the shares of COMPANY Stock owned by such STOCKHOLDER, free and clear of all liens, encumbrances and claims of every kind.

7. REPRESENTATIONS OF USFLORAL AND NEWCO

   As of the date hereof and as of each of the Closing Date and the Merger Effective Date, USFLORAL and NEWCO, jointly and severally, represent to the STOCKHOLDERS and as follows.

   7.1   Due Organization.  USFLORAL and NEWCO are duly organized, validly
         ----------------
existing and in good standing under the laws of the States of Delaware and California, respectively, and are duly authorized, qualified and licensed under all applicable laws, regulations, and ordinances of public authorities to carry on their respective businesses in the places and in the manner as now conducted except the states where the failure to be so authorized, qualified or licensed would not have a Material Adverse Effect on their respective businesses. True, complete and correct copies of the Articles of Incorporation (certified by the Secretary of State of the States of Delaware and California, respectively) and the Bylaws, as amended, of USFLORAL and NEWCO (certified by the Secretary of the respective corporations) have heretofore been delivered by USFLORAL to STOCKHOLDERS.

   7.2   USFLORAL Stock.  The USFLORAL Stock to be delivered to the STOCKHOLDERS
         --------------
at the Merger Effective Date, when delivered in accordance with the terms of this Agreement, will constitute valid and legally issued shares of USFLORAL capital stock, fully paid and nonassessable, and with the exception of restrictions upon resale, will be legally equivalent in all respects to the majority of USFLORAL Stock issued and outstanding as of the date hereof. The restrictions on resale imposed on the STOCKHOLDERS are no more restrictive than those imposed on the stockholders of the other companies being acquired by USFLORAL prior to the IPO ("Founding Stockholders"). Furthermore, neither the Founding Stockholders nor Robert Poirier or Jonathan Ledecky (i) have registration rights with respect to USFLORAL Stock that are superior to registration rights that the STOCKHOLDERS have, or (ii) will have the right to include any USFLORAL Stock in the IPO.

   7.3   Authorization.  The representatives of USFLORAL and NEWCO executing
         -------------
this Agreement have the corporate authority to enter into and bind USFLORAL and NEWCO by the terms of this Agreement. USFLORAL and NEWCO have full legal right, power and authority to enter into this Agreement and have the full legal right, power and authority to enter into the Merger.

   7.4   Validity of Obligations.  The execution of this Agreement by USFLORAL
         -----------------------
and NEWCO and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of USFLORAL and by the Board of Directors and the stockholder of NEWCO, and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of USFLORAL and NEWCO, respectively.

   7.5   No Conflicts.  The execution, delivery and performance of this
         ------------
Agreement, the consummation of any transactions herein referred to or contemplated by and the fulfillment of the terms hereof and thereof will not:

         (i) conflict with, or result in a breach or violation of, the Certificate of Incorporation or Bylaws of either USFLORAL or NEWCO,

         (ii) materially conflict with, or result in a material default (or constitute a default but for any requirement of notice or lapse of time or both) under any document, agreement or other instrument to which either USFLORAL or NEWCO is a party, or result in the creation or imposition of any lien, charge or encumbrance on any of USFLORAL's or NEWCO's properties pursuant to (A) any law or regulation to which USFLORAL or NEWCO, or any of their property is subject, or (B) any judgment, order or decree to which USFLORAL or NEWCO is bound or any of their property is subject;

         (iii) result in termination or any impairment of any material permit, license, franchise, contractual right or other authorization of USFLORAL or NEWCO; or

         (iv) require any filing or other notice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

   7.6   Miscellaneous.  Prior to the consummation of the Merger, USFLORAL and
         -------------
NEWCO have no material properties or assets and are not party to any contracts other than this Agreement, the letters of intent between USFLORAL and certain of the STOCKHOLDERS, certain employment agreements with officers of USFLORAL and those agreements and letters of intent listed on Schedule 7.6 hereof.

8. COVENANTS OF STOCKHOLDERS AND COMPANY PRIOR TO CLOSING

   8.1   Access and Cooperation.  Between the date of this Agreement and the
         ----------------------
Closing Date, each COMPANY will afford to the officers and authorized representatives of USFLORAL access during normal business hours to all of each COMPANY's sites, properties, books and records and will furnish USFLORAL with such additional financial and operating data and other information as to the business and properties of each COMPANY as USFLORAL may from time to time reasonably request in writing. Each COMPANY will cooperate with the reasonable requests of USFLORAL, its representatives, engineers, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by any governmental agency. USFLORAL will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential in accordance with the provisions of Section 15 hereof.

   8.2   Conduct of Business.  Between the Balance Sheet Date and the Merger
         -------------------
Effective Date, STOCKHOLDERS will cause each COMPANY to:

         (i) carry on its respective businesses in substantially the same manner as it has heretofore and not introduce any material new method of management, operation or accounting;

         (ii) maintain its respective properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

         (iii) perform all of its respective material obligations under agreements relating to or affecting its respective assets, properties or rights;

         (iv) keep in full force and effect present insurance policies or other comparable insurance coverage;

         (v) use its best efforts to maintain and preserve its business organization intact, retain its respective present employees and maintain its respective relationships with suppliers, customers and others having business relations with each COMPANY;

         (vi) maintain compliance with all permits, laws, rules and regulations and consent orders of any court or federal, state, municipal on other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction;

         (vii) maintain present debt and lease instruments and not enter into new or amended debt or lease instruments, without the knowledge and written consent of USFLORAL; and

         (viii) maintain present salaries and commission levels for all officers, directors, employees and agents.

   8.3   Prohibited Activities.  Between the Balance Sheet Date and the Merger
         ---------------------
Effective Date, no COMPANY will, except as related to effecting the merger between the COMPANIES, without prior written consent of USFLORAL:

         (i) make any change in their respective Articles of Incorporation or Bylaws;

         (ii) issue any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind;

         (iii) declare or pay any dividend or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of it stock, other than dividends or bonuses in the ordinary course of its business of up to $50,000;

         (iv) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures in excess of $50,000;

         (v) increase the compensation payable or to become payable to any officer, director, STOCKHOLDERS, employee or agent other than ordinary salary increases implemented on a basis consistent with past practices, or make any bonus or management fee payment to any such person;

         (vi) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired, except as set forth in Schedule 8.3(vi);

         (vii) sell, assign, lease or otherwise transfer or dispose of any property or equipment, except in the normal course of business;

         (viii) negotiate for the acquisition of any business or the start-up of any new business;

         (ix) merge or consolidate or agree to merge or consolidate with or into any other corporation;

         (x)    waive any material rights or claims;

         (xi) breach or permit a breach, amend or terminate any material agreement or any permit, license or other right; or

         (xii) enter into any other transaction outside the ordinary course of its business or prohibited hereunder.

   8.4   Supplier Approval.  Prior to the Closing Date, each COMPANY shall
         -----------------
satisfy any requirement for notice and approval of the transactions contemplated by this Agreement under applicable supplier agreements, and shall provide USFLORAL with satisfactory evidence of such approvals.

   8.5   Notice to Bargaining Agents.  Prior to the Closing Date, each COMPANY
         ---------------------------
shall satisfy any requirement for notice of the transactions contemplated by this Agreement under applicable collective bargaining agreements, and shall provide USFLORAL with proof that any required notice has been sent.

   8.6   No Shop.  None of the STOCKHOLDERS, COMPANIES or any agent, officer,
         -------
director or any representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Merger Effective Date or the termination of this Agreement in accordance with its terms, directly or indirectly:

         (i) solicit or initiate the submission of proposals or offers from any person for,

         (ii)  participate in any discussions pertaining to or

         (iii) furnish any information to any person other than USFLORAL or NEWCO relating to,

any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, any COMPANY or a merger, consolidation or business combination of any COMPANY.

   8.7   Notification of Certain Matters.  STOCKHOLDERS and each COMPANY shall
         -------------------------------
give prompt notice to USFLORAL of (i) the occurrence or non-occurrence of any event known to any STOCKHOLDER or COMPANY the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in
Section 6 to be untrue or inaccurate in any material respect at or prior to the Closing Date or Merger Effective Date and (ii) any material failure of any STOCKHOLDER or any COMPANY to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder. USFLORAL shall give prompt notice to each STOCKHOLDER of (i) the occurrence or non-occurrence of any event known to USFLORAL the occurrence of non-occurrence of which would be likely to cause any representation or warranty contained in
Section 7 to be untrue or inaccurate in any material respect at or prior to the Closing Date or Merger Effective Date and (ii) any material failure of USFLORAL to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this
Section 8.7 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, which modification may only be made pursuant to Section 8.8, (ii) modify the conditions set forth in Sections 9 and 10 or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

   8.8   Amendment of Schedules.  Each party hereto agrees that, with respect to
         ----------------------
the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Merger Effective Date to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules, provided that no amendment or supplement to a Schedule that constitutes or reflects a material adverse change to the COMPANY may be made unless USFLORAL consents to such amendment or supplement; and provided further, however, that USFLORAL may not withhold consent to such amendment or supplement if the same relates to (i) changes in facts or circumstances occurring subsequent to the date hereof, or (ii) facts and circumstances existing as of the date hereof that were not disclosed by the STOCKHOLDERS because they did not have knowledge of them (but, with respect to facts and circumstances described in (ii) only to the extent that the omission thereof from the Schedules attached hereto as of the date hereof was not the result of a lack of good faith diligence on the part of the STOCKHOLDERS). No amendment of or supplement to a Schedule shall be made later than 48 hours prior to the anticipated effectiveness of the Registration Statement defined in
Section 9.5.

9. CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDERS

   The obligations of STOCKHOLDERS hereunder are subject to the satisfaction on or prior to the Closing Date (or such earlier date specified below) of the following conditions:

   9.1   Representations and Warranties; Performance of Obligations.  The
         ----------------------------------------------------------
representations and warranties of USFLORAL and NEWCO contained in Section 7 shall be accurate as of the Closing Date as though such representations and warranties had been made as of such times; all of the terms, covenants and conditions of this Agreement to be complied with and performed by USFLORAL and NEWCO on or before the Closing Date shall have been duly complied with and performed; and a certificate to the foregoing effect dated the Merger Effective Date and signed by the President or any Vice President of USFLORAL shall have been delivered to STOCKHOLDERS.

   9.2   No Litigation.  No action or proceeding before a court or any other
         -------------
governmental agency or body shall have been instituted or threatened to restrain or prohibit the acquisition by USFLORAL of the COMPANY Stock and no governmental agency or body shall have taken any other action or made any request of the COMPANY as a result of which the management of the COMPANY deems it inadvisable to proceed with the transactions hereunder.

   9.3   Employment Agreements.  The Surviving Corporation shall execute and
         ---------------------
deliver Employment Agreements, in the form of Annex III attached hereto, to each of the persons listed on Schedule 9.3 hereto.

   9.4   Opinion of Counsel.  STOCKHOLDERS shall have received an opinion from
         ------------------
counsel for USFLORAL, dated the Closing Date, in form and substance satisfactory to STOCKHOLDERS, to the effect that:

          (i) USFLORAL and NEWCO have been duly organized and are validly existing in good standing under the laws of the States of Delaware and California, respectively; and

          (ii) this Agreement has been duly authorized, executed and delivered by USFLORAL and NEWCO and constitutes a valid and binding agreement of USFLORAL and NEWCO enforceable in accordance with its terms, except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement and other similar laws relating to or affecting the rights of creditors and except (X) as the same may be subject to the effect of general principles of equity and (Y) that no opinion need be expressed as to the enforceability of indemnification provisions included herein.

    9.5   Registration Statement.  USFLORAL shall have filed with the Securities
          ----------------------
and Exchange Commission ("SEC") a registration statement on Form S-1 covering the offer and sale of shares of USFLORAL Stock (the "Registration Statement"). The Registration Statement shall have been declared effective by the SEC not later than December 24, 1997, the underwriters named therein shall have agreed to acquire, subject to the conditions set forth in the underwriting agreement, the shares of USFLORAL Stock covered by such Registration Statement.

10. CONDITIONS PRECEDENT TO OBLIGATIONS OF USFLORAL AND NEWCO

    The obligations of USFLORAL and NEWCO hereunder are, at their option, subject to the satisfaction, on or prior to the Closing Date (or such earlier date specified below), of the following conditions:

    10.1  Representations and Warranties; Performance of Obligations.
          ----------------------------------------------------------
STOCKHOLDERS shall have delivered to USFLORAL a certificate dated the Closing Date and signed by them to the effect that all the representations and warranties of STOCKHOLDERS contained in this Agreement shall be true on and as of the Closing Date and as of the Merger Effective Date with the same effect as though such representations and warranties had been made on and as of such dates, except for matters expressly disclosed in the certificate or a schedule thereto; each and all of the agreements of STOCKHOLDERS and COMPANIES to be performed on or before the Closing Date pursuant to the terms hereof shall have been performed.

    10.2  No Litigation.  No action or proceeding before a court or any other
          -------------
governmental agency or body shall have been instituted or threatened to restrain or prohibit the acquisition by USFLORAL of the COMPANY Stock and no governmental agency or body shall have taken any other action or made any request of USFLORAL as a result of which the management of USFLORAL deems it inadvisable to proceed with the transactions hereunder.

    10.3  Examination of Financial Statements.  Prior to the Closing Date,
          -----------------------------------
USFLORAL shall have had sufficient time to review the unaudited balance sheets of COMPANIES as of September 30, 1997, and the unaudited statements of income, cash flow and stockholder's investment of COMPANIES for the periods then ended, disclosing no material adverse change in the financial condition of each COMPANY or the results of their respective operations from the financial statements originally furnished by each COMPANY as set forth in Schedule 6.9

   10.4  No Material Adverse Change.  No material adverse change in the results
         --------------------------
of operations, financial position or business of any COMPANY shall have occurred, and no COMPANY shall have suffered any material loss or damages to any of its properties or assets, whether or not covered by insurance, since the Balance Sheet Date, which change, loss or damage materially affects or impairs the ability of said COMPANY to conduct its business; and USFLORAL shall have received on the Closing Date a certificate signed by STOCKHOLDERS dated the Merger Effective Date to such effect.

   10.5  Regulatory Review.  USFLORAL, through its authorized representatives,
         -----------------
shall have completed a satisfactory review of the practices and procedures of each COMPANY including, but not limited to, environmental and land use practices, import and export laws, compliance with contracts and federal, state and local laws and regulations governing the respective operations of COMPANIES; which review reflects compliance with all applicable laws governing each COMPANY, disclosing no material actual or probable violations, compliance problems, required capital expenditures or other substantive environmental, real estate and land use related concerns and which review is otherwise satisfactory in all respects to USFLORAL, in its sole discretion.

   10.6  STOCKHOLDERS Release.  At the Closing Date, the STOCKHOLDERS shall have
         --------------------
delivered to USFLORAL an instrument dated the Merger Effective Date releasing each COMPANY (including such COMPANY's Subsidiaries) from any and all claims of STOCKHOLDERS against said COMPANY (including such COMPANY's Subsidiaries).

   10.7  Employment Agreements.  Each of the persons listed on Schedule 9.3
         ---------------------
shall execute and deliver an Employment Agreement, in the form of Annex III attached hereto.

   10.8  Opinion of Counsel.  USFLORAL shall have received an opinion from
         ------------------
Grunsky, Ebey, Farrer & Howell, APC, counsel to the STOCKHOLDERS, dated the Closing Date, in form and substance satisfactory to USFLORAL, to the effect that with respect to each COMPANY:

         (i) the COMPANY has been duly organized and is validly existing in good standing under the laws of the state of its incorporation;

         (ii) to the knowledge of such counsel, the COMPANY is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances or orders of public authorities to carry on its business in the places and in the manner as now conducted;

         (iii) the authorized and outstanding capital stock of the COMPANY is as represented by the STOCKHOLDERS in this Agreement and each share of such stock has been duly and validly authorized and issued, is fully paid and nonassessable and was not issued in violation of the preemptive rights of any stockholder;

         (iv) to the knowledge of such counsel, the COMPANY does not have any outstanding options, warrants, calls, conversion rights or other commitments of any kind to issue or sell any of its capital stock;

         (v) this Agreement has been duly authorized, executed and delivered by the COMPANY and the STOCKHOLDERS and constitutes a valid and binding agreement of the COMPANY and the STOCKHOLDERS enforceable against them in accordance with its terms except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement and other similar laws relating to or affecting the rights of creditors and except (X) as the same may be subject to the effect of general principles of equity and (Y) that no opinion need be expressed as to the enforceability of indemnification provisions included herein;

         (vi) except to the extent set forth on Schedules 6.10 and 6.19, there are no claims, actions, suits or proceedings pending, or threatened against or affecting any COMPANY, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located;

         (vii) to the knowledge of such counsel, no notice to, consent, authorization, approval or order of any court or governmental agency or body or of any other third party is required in connection with the execution, delivery or consummation of this Agreement by any STOCKHOLDERS or for the transfer to USFLORAL of the COMPANY Stock; and

         (viii) the execution of this Agreement and the performance of the obligations hereunder will not violate or result in a breach or constitute a default under any of the terms or provisions of any COMPANY's Articles of Incorporation or the by-laws of any COMPANY or of any lease, instrument, license, permit or any other agreement to which any COMPANY is a party or by which any COMPANY or any STOCKHOLDER is bound.

Such opinion shall include any other matters incident to the matters set forth herein as agreed to by the parties and their respective counsel.

   10.9  Consents and Approvals.  All necessary consents of and filings with any
         ----------------------
governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made and no action or proceeding shall have been instituted or threatened to restrain or prohibit USFLORAL's acquisition of the COMPANY Stock and no governmental agency or body shall have taken any other action or made any request of USFLORAL as a result of which USFLORAL deems it inadvisable to proceed with the transactions hereunder.

   10.10 Additional Liabilities and Obligations.  STOCKHOLDERS shall have
         --------------------------------------
delivered to USFLORAL a schedule (Schedule 10.10), dated the Merger Effective Date, setting forth all liabilities and obligations of each COMPANY (including each COMPANY's Subsidiaries) arising since the Balance Sheet Date.

   10.11 Additional Contracts.  STOCKHOLDERS shall have delivered to USFLORAL a
         --------------------
schedule (Schedule 10.11), dated the Merger Effective Date, showing all material contracts and agreements, together with copies thereof, entered into by each COMPANY (including each COMPANY's Subsidiaries) since the Balance Sheet Date.

   10.12 Good Standing Certificates.  STOCKHOLDERS shall have delivered to
         --------------------------
USFLORAL certificates, dated as of a date no earlier than five days prior to the Closing Date, duly issued by the appropriate governmental authority in the State of California and, unless waived by USFLORAL, in each state in which MERGED COMPANY is authorized to do business, showing that each MERGED COMPANY is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for COMPANY for all periods prior to the dates of such certificates have been filed and paid.

   10.13 Registration Statement.  The Registration Statement shall have been
         ----------------------
declared effective by the SEC, and the underwriters named therein shall have acquired the shares of USFLORAL Stock covered thereby.

   10.14 Repayment of Indebtedness.  Prior to the Closing Date, the STOCKHOLDERS
         -------------------------
shall have repaid each COMPANY (including each Company's Subsidiaries) in full all amounts owing by the STOCKHOLDERS.

   10.15 Net Income.  The COMPANIES shall have aggregate pre-tax net operating
         ----------
income for the nine (9) months ended September 30, 1997 as determined by Price Waterhouse, LLP, of at least $800,000.

   10.16 Merger of Companies.  Prior to the Closing Date, Bay Area Bouquets,
         -------------------
Inc. shall have merged with and into Monterey Bay Bouquet, Inc. in accordance with the laws of the State of California.

11. COVENANTS OF USFLORAL

    11.1  Release From Guarantees.  Not later than 120 days following the Merger
          -----------------------
Effective Date, USFLORAL shall cause the STOCKHOLDERS to be released from any and all guarantees of any indebtedness set forth on Schedule 11.1 that they personally guaranteed for the benefit of any COMPANY (including such COMPANY's Subsidiaries), with all such guarantees on indebtedness being assumed by USFLORAL; provided, that, in the event that the beneficiary of any such guarantee is unwilling to permit the assumption by USFLORAL of the obligations under such guarantee, USFLORAL shall repay the indebtedness to which such guarantee relates together with all interest and prepayment penalties, if any, then due and owing.

   11.2  Leases.  At the Merger Effective Date, the Surviving Corporation shall
         ------
enter into lease arrangements with each of the persons or entities listed in
Schedule 11.2 with respect to the corresponding properties or assets listed on
Schedule 11.2 in accordance with the terms and conditions of the form of lease agreement attached hereto as Annex IV.

   11.3  USFLORAL Stock Options.  As soon as practicable after the Closing,
         ----------------------
options to purchase such number of shares of USFLORAL Stock as shall have a fair market value on the Closing Date equal to 6.25% of the Consideration (as such term is defined in Annex II of this Agreement) shall be available for issuance to the key employees of the Surviving Corporation after the Closing, as determined by the Surviving Corporation's President (or other officer or director designated by the Surviving Corporation and acceptable to USFLORAL) in accordance with USFLORAL's policies, and authorized and issued under the terms of USFLORAL's Amended and Restated 1997 Long-Term Incentive Plan (the "Plan"). As soon as practicable after the payment of the Earn-Out Consideration pursuant to Section 11.4, options to purchase such number of shares of USFLORAL Stock as shall have a fair market value on December 31, 1997 equal to 6.25% of the Earn-Out Consideration shall be available for issuance to the key employees of the Surviving Corporation, as determined by the Surviving Corporation's President (or other officer or director designated by the Surviving Corporation and acceptable to USFLORAL) in accordance with USFLORAL's policies, and authorized and issued under the terms of the Plan.

   11.4  Earn-Out Consideration.
         ----------------------

         (a) If the pre-tax operating income for the Surviving Corporation's fiscal year ending December 31, 1997 is equal to or exceeds $500,000, USFLORAL shall pay to the STOCKHOLDERS (allocated among the STOCKHOLDERS according to the percentages set forth on Annex II) additional consideration in the amount of (x) $500,000 plus (y) $6.00 for each $1.00 of pre-tax operating income achieved in excess of $500,000 for the year ended December 31, 1997 ("Earn-Out Consideration"), subject to a maximum of $3,500,000 in total Earn-Out Consideration. The Earn-Out Consideration shall be paid 1/7 in cash and 6/7 in USFLORAL Stock. Until January 1, 1998, USFLORAL shall cause the COMPANY to continue to operate its business and financial accounts in a manner consistent with past practice and will not cause the COMPANY to make any changes which would negatively impact the COMPANY's earnings. These changes include but are not limited to, creating larger reserves for accounts receivable and inventory than have historically been created, adding additional personnel, allocating expenses of USFLORAL or any of its other subsidiaries to the COMPANY that are greater in amount than the expenses the COMPANY currently pays for comparable services, writing off any asset, increasing accruals beyond historical practice, or creating or increasing any reserve or similar account in respect of any matter for which the STOCKHOLDERS are obligated to indemnify USFLORAL.

         (b) 300,000 shares of USFLORAL Stock, representing the stock portion of the maximum Earn-Out Consideration (assuming an IPO price of $10 per share), shall be issued in the STOCKHOLDERS' names at Closing and shall be held in escrow (the "Securities Escrow") by the Escrow Agent. Promptly following the date on which the Surviving Corporation's pre-tax operating income for its fiscal year ended December 31, 1997 is finally determined by Price Waterhouse (USFLORAL hereby agreeing that it shall cause Price Waterhouse to commence determining the same promptly and with all due diligence and will in all events cause it to be determined by June 30, 1998), (i) USFLORAL shall pay to the STOCKHOLDERS the cash portion of the Earn-Out Consideration and (ii) the Escrow Agent shall deliver to the STOCKHOLDERS out of the Securities Escrow such number of shares of USFLORAL Stock as has a fair market value (based on the average closing price of the USFLORAL Stock on the ten trading days prior to December 31, 1997) (the "Fair Market Value"), equal to the portion of the Earn-Out Consideration that the STOCKHOLDERS are entitled to receive in USFLORAL Stock ("Earn-Out Securities"), with the remainder being delivered to USFLORAL for cancellation. If the Fair Market Value of the USFLORAL Stock is less than is necessary so that, when multiplied by 300,000, such price produces an amount less than the portion of the Earn-Out Consideration that the STOCKHOLDERS are entitled to receive in USFLORAL Stock, USFLORAL shall deliver to the STOCKHOLDERS, in its sole discretion, (i) such additional number of shares of USFLORAL Stock, (ii) such additional amount of cash or (iii) such combination of shares of USFLORAL Stock and cash as necessary to make up the difference. Notwithstanding the foregoing, at the time any Earn-Out Securities are delivered by the Escrow Agent to the STOCKHOLDERS out of the Securities Escrow, the Escrow Agent shall retain and place into the Indemnity Escrow that number of Earn-Out Securities equal in value to 10% of the total Consideration paid to STOCKHOLDERS hereunder (the "Pledged Securities") as collateral pursuant to Section 4.2 for the indemnification obligation of STOCKHOLDERS pursuant to Section 12 hereof and the payment of amounts under Section 4.1 hereof.

         (c)  For purposes of calculating pre-tax operating income under this
Section 11.4, pre-tax operating income shall not include any administrative expenses of USFLORAL allocated to Surviving Corporation.

   11.5  34 Act Obligations.  For at least two years subsequent to the Merger
         ------------------
Effective Date, USFLORAL agrees to timely file all documents required to be filed with the Securities and Exchange Commission pursuant to Sections 13 and 14 of the Securities Exchange Act of 1934.

   11.6  Certain Transactions.  USFLORAL will cause its existing stockholders to
         --------------------
participate, within the standards established by Revenue Procedure 77-37, in the IPO to the extent necessary to cause the group consisting of (i) those existing stockholders who purchase USFLORAL Stock from USFLORAL at the time of the IPO,
(ii) other persons acquiring stock in the IPO and (iii) the persons acquiring stock as a result of the Merger and other concurrent mergers to possess at least 80% of the outstanding stock of USFLORAL. Each of the concurrent mergers will be a reverse triangular merger in which not more than 60% of the consideration being transferred to each stockholder of the target corporations shall consist of USFLORAL Stock.

   11.7  Piggy-Back Registrations.  If at any time after the expiration of the
         ------------------------
restrictions contained in Section 16 USFLORAL shall determine to register shares of USFLORAL Stock for its own account or the account of others under the 1933 Act (other than on Form S-8 or Form S-4 or their then equivalents relating to shares of USFLORAL Stock to be issued solely in connection with any acquisition of any entity or business or shares of USFLORAL Stock issuable in connection with stock option or other employee benefit plans, and other than any "shelf" registration statement relating to securities to be issued by USFLORAL), then it shall send to each holder of shares of USFLORAL Stock issued in the Merger ("Registrable Shares") (all such security holders and being referred to as "Holders") written notice of such determination. If, within 15 days after receipt of such notice, such Holder shall so request in writing, then USFLORAL shall use its best efforts to include in such registration statement all or any part of the Registrable Shares such Holder requests to be registered, except that if, in connection with any offering involving an underwriting of USFLORAL Stock to be issued by USFLORAL, the managing underwriter shall impose a limitation on the number of shares of such USFLORAL Stock which may be included in the registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, then USFLORAL shall be obligated to include in such registration statement only such limited portion of the Registrable Shares with respect to which such Holder has requested inclusion hereunder; provided, however, that USFLORAL shall not so exclude any Registrable
           --------  -------
Shares unless it has first excluded all securities to be offered and sold by directors, officers or other employees of USFLORAL or by shareholders who do not have contractual, incidental rights to include such securities. Except as provided in the previous sentence of this Section 11.7 any exclusion of Registrable Shares shall be made pro rata among the Holders of Registrable
                                 --- ----
Shares seeking to include such shares, in proportion to the number of such shares sought to be included by such Holders. The obligations of USFLORAL under this Section 11.7 may be waived at any time upon the written consent of Holders of a majority-in-interest of the Registrable Shares and shall expire as to each Holder immediately upon all of such Holder's Registrable Shares being capable of sale within a three-month period in accordance with the volume and manner-of-sale limitations of Rule 144 under the 1933 Act.

12. INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS AND WARRANTIES

    12.1  General Indemnification by STOCKHOLDERS.  Subject to the limitations
          ---------------------------------------
contained in Section 12.5 hereof, STOCKHOLDERS, jointly and severally, covenant and agree that they will indemnify, defend, protect and hold harmless USFLORAL, NEWCO and the Surviving Corporation and their respective officers, stockholders, directors, divisions, subdivisions, affiliates, subsidiaries, parents, agents, employees, successors and assigns at all times from and after the date of this Agreement until the Expiration Date (as defined in Section 12.6) from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by USFLORAL, NEWCO or the Surviving Corporation as a result of or arising from (i) any breach of the representations and warranties made by STOCKHOLDERS set forth herein or on the schedules or certificates delivered in connection herewith, (ii) any nonfulfillment of any agreement on the part of STOCKHOLDERS or any COMPANY under this Agreement or (iii) any liability under the Securities Act of 1933, as amended, (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") or other Federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to any COMPANY or STOCKHOLDERS, and provided to USFLORAL or its counsel by any COMPANY or STOCKHOLDERS, contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to any COMPANY or STOCKHOLDERS required to be stated therein or necessary to make the statements therein not misleading, and not provided to USFLORAL or its counsel by any COMPANY or STOCKHOLDERS, provided, however, that such indemnity shall not inure to the benefit of USFLORAL, NEWCO and the Surviving Corporation to the extent that such untrue statement (or alleged untrue statement) was made in, or omission (or alleged omission) occurred in, any preliminary prospectus and STOCKHOLDERS provided, in writing, corrected information to USFLORAL for inclusion in the final prospectus, and such information was not so included.

   12.2  Specific Indemnification by STOCKHOLDERS.    Subject to the limitations
         ----------------------------------------
contained in Section 12.5 hereof, notwithstanding any disclosure made in this Agreement or in the Schedules or Exhibits hereto, and notwithstanding any investigation by USFLORAL or NEWCO, the STOCKHOLDERS covenant and agree that they will indemnify, defend, protect and hold harmless USFLORAL, NEWCO and the Surviving Corporation and their respective officers, stockholders, directors, divisions, subdivisions, affiliates, subsidiaries, parents, agents, employees, successors and assigns at all times from and after the date of this Agreement, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by USFLORAL, NEWCO or the Surviving Corporation as a result of or incident to: (a) the existence of liabilities of the COMPANY in excess of the liabilities set forth on Schedule 6.10, but only to the extent of such excess, with the parties acknowledging and agreeing that (i) the existence of liabilities (such as accounts payable) of the COMPANY on the Merger Effective Date that are different (but not in the aggregate greater) than the liabilities of the COMPANY set forth on Schedule 6.10 on the date hereof shall not give rise to any obligations of the STOCKHOLDERS under the provisions of this Section 12 and (ii) the existence of liabilities that arise in the ordinary course of business of the COMPANY that do not arise as a result of a breach by the STOCKHOLDERS of any of their obligations set forth in Sections 8.2 or 8.3 hereof shall not give rise to any obligations of the STOCKHOLDERS under the provisions of this Section 12; and (b) all liability resulting from the litigation matters listed on Schedule 6.19.

   12.3  Indemnification by USFLORAL and NEWCO.  Subject to the limitations
         -------------------------------------
contained in Section 12.5 hereof, USFLORAL and NEWCO, jointly and severally, covenant and agree that they will indemnify, defend, protect and hold harmless STOCKHOLDERS at all times from and after the date of this Agreement from and against all claims, damages actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by STOCKHOLDERS as a result of or arising from (i) any breach of the representations and warranties made by USFLORAL and NEWCO set forth herein or on the schedules or certificates attached hereto, (ii) any nonfulfillment of any agreement on the part of USFLORAL or NEWCO under this Agreement, (iii) any liabilities which STOCKHOLDERS may incur due to USFLORAL's failure to be responsible for the liabilities and obligations of the Surviving Corporation as provided in Section 1.5 hereof (except to the extent that USFLORAL has claims against STOCKHOLDERS by reason of such liabilities); or (iv) any liability under the 1933 Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact (other than those referred to in subpart (iii) of Section 12.1) relating to USFLORAL or NEWCO contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact, (other than those referred to in subpart (iii) Section 12.1) required to be stated therein or necessary to make the statements therein not misleading.

   12.4  Third Person Claims.  Promptly after any party hereto (hereinafter the
         -------------------
"Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement (a "Third Person") or the commencement of any action or proceeding by a Third Person, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to Section 12.1, 12.2, or 12.3 hereof (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently.
If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the

Indemnified Party's possession or control. Notwithstanding the foregoing, the Indemnified Party shall have the right to participate in any matter through counsel of its own choosing at its own expense (unless there is a conflict of interest that prevents counsel for the Indemnifying Party from representing the Indemnified Party, in which case the Indemnifying Party will reimburse the Indemnified Party for the expenses of its counsel); provided that the Indemnifying Party's counsel shall always be lead counsel and shall determine all litigation and settlement steps, strategy and the like. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section 12 with respect to such Third Person claim shall be limited to the amount so offered in settlement by said Third Person and the Indemnified Party shall reimburse the Indemnifying Party for any additional costs of defense which it subsequently incurs with respect to such claim and except as provided in the immediately preceding sentence. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, provided, however, that under no circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

   12.5  Limitations on Indemnification.  (a)  No Indemnified Party shall assert
         ------------------------------
any claim (other than a Third-Person claim) for indemnification hereunder until such time as the aggregate of all claims which such Indemnified Party may have against an Indemnifying Party shall exceed (i) $50,000 prior to the payment of the Earn-Out Consideration, or (ii) after the payment of the Earn-Out Consideration, that amount equal to $50,000 plus 2% of the Earn-Out Consideration, at which time, an Indemnified Party shall be entitled to seek indemnification for all claims not previously asserted pursuant to this Section. For purposes of the preceding sentence, USFLORAL, NEWCO and the Surviving Corporation shall be considered to be a single Indemnifying and Indemnified Party and STOCKHOLDERS shall be considered to be a single Indemnifying and Indemnified Party.

         (b) "Excess Net Worth" shall mean the amount, if any, by which the aggregate shareholders' equity as shown on the Closing Date Balance Sheet is greater than the aggregate shareholders' equity as shown on the Balance Sheet of the Company as at

December 31, 1996. All indemnification obligations of the Stockholders with respect to unpaid accounts receivable pursuant to Section 6.11 hereof shall be reduced by the amount of any Excess Net Worth (but only to the extent such Excess Net Worth has not previously been utilized to reduce an indemnification obligation pursuant to this sentence).

        (c) Notwithstanding any other term of this Agreement, in no event shall any STOCKHOLDER be liable under this Section 12 for an amount which exceeds the aggregate value of the consideration received by such STOCKHOLDER under this Agreement.

  12.6  Survival of Representations and Warranties.   The parties agree that the
        ------------------------------------------
representations and warranties made by the parties in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall survive for a period of twelve (12) months from the Merger Effective Date (which date is hereinafter called the "Expiration Date"), except that (i) the representations and warranties contained in Section 6.20 hereof shall survive until such time as the limitations period has run for all tax periods ended prior to the Merger Effective Date, which shall be deemed to be the Expiration Date for purposes of this clause (i), (ii) the representations and warranties contained in Sections 6.25 and 6.26 hereof shall survive for a period of three years from the Merger Effective Date, which shall be deemed the Expiration Date for purposes of this clause (ii), (iii) solely for purposes of Section 12.1(iii) hereof, and solely to the extent that USFLORAL actually incurs liability under the 1933 Act, the Exchange Act, or any other Federal or state securities laws, the representations and warranties set forth herein shall survive for a period of three years from the Merger Effective Date, which shall be deemed to be the Expiration Date for purposes of this clause (iii) and (iv) any representations and warranties which serve as a basis of the indemnity obligations of STOCKHOLDERS under Section 12.2 shall survive the Merger Effective Date without time limitation.

  12.7  Sole Remedies.  The provisions of this Article 12 shall be the exclusive
        -------------
basis for assertion of claims against, or the imposition of liability on, the STOCKHOLDERS in connection with this Agreement and/or the transactions contemplated hereby, whether based on contract, tort, statute, or otherwise, except to the extent that any such claim or liability is based on intentional misstatement, fraud or misrepresentation by the STOCKHOLDERS.

13.     TERMINATION OF AGREEMENT

  13.1  Termination by the Parties.  USFLORAL or STOCKHOLDERS may, by notice in
        --------------------------
the manner hereinafter provided on or before the Closing Date, terminate this Agreement (i) if a material default shall be made by the other party in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made on or before the Closing Date and shall not reasonably be expected to occur or (ii) if the Registration Statement has not been declared effective on or prior to December 24, 1997 or the Closing shall not have occurred by December 31, 1997. USFLORAL may, by notice in the manner hereinafter provided on or before 30 days after the delivery by STOCKHOLDERS of any Schedule pursuant hereto, terminate this Agreement in the event information is disclosed on such Schedules that might have a Material Adverse Effect on either of the COMPANIES. During the period from the Closing Date to the Merger Effective Date, this Agreement may only be terminated by the parties as provided in Section 5 hereof.

   13.2  Liquidated Damages.  If the STOCKHOLDERS terminate this Agreement after
         ------------------
the satisfaction of the conditions set forth in Section 9 or if the Merger fails to occur because of the default of any COMPANY or the STOCKHOLDERS, then, in addition to the other remedies available to USFLORAL at law, in equity or pursuant to this Agreement, STOCKHOLDERS shall pay to USFLORAL the sum of $500,000 as liquidated damages. If USFLORAL terminates this Agreement after the satisfaction of the conditions set forth in Section 10 or if the Merger fails to occur because of the default of USFLORAL, then, in addition to the other remedies available to STOCKHOLDERS and the COMPANIES at law, in equity or pursuant to this Agreement, USFLORAL shall pay the STOCKHOLDERS the sum of $500,000 as liquidated damages. It is hereby agreed that USFLORAL's damages in the event of a termination or default by COMPANY or the STOCKHOLDERS and the STOCKHOLDERS' damages in the event of termination or default by USFLORAL hereunder are uncertain and impossible to ascertain and that the foregoing constitutes a reasonable liquidation of such damages and is intended not as penalty but as liquidated damages.

14.      NONCOMPETITION

   14.1  Prohibited Activities.  STOCKHOLDERS agree that for a period of two
          ---------------------
years following the Merger Effective Date, they shall not in the United States:

         (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business selling any products or services in direct competition with Surviving Corporation or USFLORAL that involves the importing, brokerage, shipping or marketing of floral products or the manufacturing or mass marketing of bouquets, or any business engaging in the consolidation of the floral industry within the United States;

         (ii) call upon any person who is, at that time, an employee of USFLORAL or any subsidiary of USFLORAL in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of USFLORAL or such subsidiary;

         (iii) call upon any person or entity which is, at that time, or which has been, within one year prior to that time, a customer of USFLORAL or any subsidiaries of USFLORAL, any COMPANY for the purpose of soliciting or selling floral products within the Territory;

         (iv) call upon any prospective acquisition candidate, on their own behalf or on behalf of any competitor, which candidate was either called upon by any of them or for which any of them made an acquisition analysis for themselves or USFLORAL or any subsidiaries of USFLORAL, any COMPANY; or

         (v) disclose customers, whether in existence or proposed, of any COMPANY to any person, firm, partnership, corporation or business for any reason or purpose whatsoever.

   Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit STOCKHOLDERS from (i) acquiring as an investment not more than one percent of the capital stock of a competing business, whose stock is traded on a national securities exchange or in the over-the-counter market, (ii) engaging in any activity to which USFLORAL shall have provided its prior written consent or
(iii) engaging in the business of growing flowers in the United States.

   14.2  Damages.  Because of the difficulty of measuring economic losses to
         -------
USFLORAL and the Surviving Corporation as a result of the breach of the foregoing covenant, and because of the immediate and irreparable damage that would be caused to USFLORAL and the Surviving Corporation for which they would have no other adequate remedy, STOCKHOLDERS agree that, in the event of a breach by them of the foregoing covenant, the covenant may be enforced by USFLORAL or the Surviving Corporation by, without limitation, injunctions and restraining orders.

   14.3  Reasonable Restraint.  It is agreed by the parties that the foregoing
         --------------------
covenants in this Section 14 impose a reasonable restraint on STOCKHOLDERS in light of the activities and business of USFLORAL on the date of the execution of this Agreement and the current and future plans of USFLORAL and the Surviving Corporation (as successors to the businesses of the COMPANIES).

   14.4  Severability; Reformation.  The covenants in this Section 14 are
         -------------------------
severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

   14.5  Independent Covenant.  All of the covenants in this Section 14 shall be
         --------------------
construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action of STOCKHOLDERS against any COMPANY, any COMPANY's Subsidiaries, the Surviving Corporation or USFLORAL, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of such covenants. It is specifically agreed that the period of two years stated above shall be computed by excluding from such computation any time during which any STOCKHOLDER is in violation of any provision of this Section 14 and any time during which there is pending in any court of competent jurisdiction any action (including any appeal from any judgment) brought by any person, whether or not a party to this Agreement, in which action USFLORAL or the Surviving Corporation seek to enforce the agreements and covenants of STOCKHOLDERS or in which any person contests the validity of such agreements and covenants or their enforceability or seeks to avoid their performance or enforcement.

   14.6  Materiality.  STOCKHOLDERS hereby agree that this covenant is a
         -----------
material and substantial part of this transaction.

15.      NONDISCLOSURE OF CONFIDENTIAL INFORMATION

   15.1  STOCKHOLDERS.  STOCKHOLDERS recognize and acknowledge that they have in
         ------------
the past, currently have, and in the future may possibly have, access to certain confidential information of the COMPANIES, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the COMPANIES and the COMPANIES' respective businesses. STOCKHOLDERS agree that they will not disclose any confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of USFLORAL, unless such information becomes known to the public generally through no fault of STOCKHOLDERS. In the event of a breach or threatened breach by STOCKHOLDERS of the provisions of this Section, USFLORAL and the Surviving Corporation shall be entitled to an injunction restraining STOCKHOLDERS from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting USFLORAL and the Surviving Corporation from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

   15.2  USFLORAL.  USFLORAL recognizes and acknowledges that it has in the
         --------
past, currently has, and prior to the Closing Date, will have access to certain confidential information of COMPANIES, such as lists of customers, operational policies, pricing and cost policies that are valuable, special and unique assets of the COMPANIES and the COMPANIES' respective businesses. USFLORAL agrees that it will not disclose any confidential information to any person, firm, corporation, association, or other entity for any purpose or reason whatsoever, prior to the Closing Date without prior written consent of the STOCKHOLDERS. In the event of a breach or threatened breach by USFLORAL of the provisions of this Section, STOCKHOLDERS shall be entitled to an injunction restraining USFLORAL from disclosing, in whole or in part, such confidential information. Nothing contained herein shall be construed as prohibiting STOCKHOLDERS from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

   15.3  Damages.  Because of the difficulty of measuring economic losses as a
         -------
result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, USFLORAL, the

Surviving Corporation and STOCKHOLDERS agree that, in the event of a breach by any of them of the foregoing covenant, the covenant may be enforced against them by injunctions and restraining orders.

16. FEDERAL SECURITIES ACT AND CONTRACTUAL RESTRICTIONS ON USFLORAL STOCK

    The STOCKHOLDERS acknowledge and agree that any shares of USFLORAL Stock to be delivered to the STOCKHOLDERS pursuant to Section 11.4 this Agreement may not have been and may not be registered under the Act and therefore may not be resold without compliance with the Act. The STOCKHOLDERS represent and warrant that the USFLORAL Stock to be acquired by STOCKHOLDERS pursuant to Section 11.4 this Agreement is being acquired solely for their own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution.

    16.1  Compliance with Law.  The STOCKHOLDERS covenant, warrant and represent
          -------------------
that none of the shares of USFLORAL Stock issued to such STOCKHOLDERS pursuant to Section 11.4 of this Agreement will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the 1933 Act and the rules and regulations of the SEC.

    16.2  Economic Risk; Sophistication.  STOCKHOLDERS represent and warrant
          -----------------------------
that they are able to bear the economic risk of an investment in USFLORAL Stock acquired pursuant to this Agreement and can afford to sustain a total loss of such investment. They further represent and warrant that they (i) fully understand the nature, scope and duration of the limitations on transfer contained in this Agreement and (ii) have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the proposed investment and therefore have the capacity to protect their own interests in connection with the acquisition of the USFLORAL Stock. STOCKHOLDERS represent and warrant that they have had an adequate opportunity to ask questions and receive answers from the officers of USFLORAL concerning any and all matters relating to the acquisition of USFLORAL Stock as contemplated by this Agreement including, without limitation, the background and experience of the officers and directors of USFLORAL, the plans for the operations of the business of USFLORAL, and any plans for additional acquisitions and the like. STOCKHOLDERS have asked any and all questions in the nature described in the preceding sentence and all questions have been answered to their satisfaction.

    16.3   Registration Statement.  Each STOCKHOLDER has received the prospectus
           ----------------------
included in the draft Registration Statement delivered to him on or about August 2, 1997 that describes, among other things, the Merger, the other acquisitions proposed to be undertaken by USFLORAL and the target companies of the other acquisitions. Each STOCKHOLDER has had an adequate opportunity to ask questions and receive answers to his satisfaction from the officers of USFLORAL concerning the business, operations and financial condition of USFLORAL.

17.      LOCK-UP AGREEMENTS; SECURITIES LEGENDS

   17.1  Lock-up.  In connection with the IPO, for good and valuable
         -------
consideration, the STOCKHOLDERS hereby irrevocably agree that for a period of 180 days after the date of the effectiveness of the Registration Statement, as the same may be amended, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of (except as contemplated in Section 4.2 hereof), directly or indirectly, any shares of USFLORAL Stock or any securities convertible into or exercisable or exchangeable for shares of USFLORAL Stock, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the USFLORAL Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of USFLORAL Stock or such other securities, in cash or otherwise without the prior written consent of the underwriters in the IPO. The STOCKHOLDERS agree that the foregoing shall be binding upon the STOCKHOLDERS' transferees, successors, assigns, heirs, and personal representatives and shall benefit and be enforceable by the underwriters in the IPO. In furtherance of the foregoing, USFLORAL and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this
Section 17.1.

   17.2  Legends.  The certificates evidencing the USFLORAL Stock to be received
         -------
by the Stockholders pursuant to Section 11.4 hereunder will bear a legend substantially in the form set forth below and containing such other information as USFLORAL may deem appropriate:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED
         (THE "1933 ACT") OR ANY STATE SECURITIES OR BLUE SKY LAWS. SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT
         BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE
         ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE 1933 ACT AND ANY STATE SECURITIES OR BLUE SKY LAWS, UNLESS, IN THE OPINION (WHICH SHALL BE IN FORM
         AND SUBSTANCE SATISFACTORY TO USFLORAL) OF COUNSEL SATISFACTORY TO USFLORAL, SUCH REGISTRATION IS NOT REQUIRED.

In addition, such certificates shall also bear such other legends as counsel for USFLORAL reasonably determines are required under the applicable laws of any state.

18. GENERAL

    18.1  Cooperation.  STOCKHOLDERS and USFLORAL shall each deliver or cause to
          -----------
be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. STOCKHOLDERS will cooperate and use their best efforts to have the present officers, directors and employees of COMPANY cooperate with USFLORAL on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

    18.2  Successors and Assigns.  This Agreement and the rights of the parties
          ----------------------
hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of USFLORAL, and the heirs and legal representatives of STOCKHOLDERS.

    18.3  Entire Agreement.  This Agreement (including the schedules, exhibits
          ----------------
and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding between STOCKHOLDERS, COMPANIES, USFLORAL and NEWCO and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement on the parties thereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by STOCKHOLDERS (subject to the limitations set forth below), COMPANIES, USFLORAL, and NEWCO acting through their respective officers, duly authorized by their respective Boards of Directors; provided, that the STOCKHOLDER who owns a majority of the outstanding shares of capital stock of the COMPANIES shall have the authority to approve and execute any amendment to this Agreement on behalf of all of the STOCKHOLDERS and without the necessity of such majority STOCKHOLDER obtaining consent or authorization from any other STOCKHOLDER, unless such amendment relates to any representation of warranty made by a STOCKHOLDER other than such majority STOCKHOLDER which may only be amended by the written agreement of such person.

    18.4  Counterparts.  This Agreement may be executed simultaneously in two or
          ------------
more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

    18.5  Brokers and Agents.  Each party represents and warrants that it
          ------------------
employed no broker or agent in connection with this transaction and agrees to indemnify the other against all loss, cost, damages or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

    18.6  Expenses.  Whether or not the transactions herein contemplated shall
          --------
be consummated, USFLORAL will pay the fees, expenses and disbursements of USFLORAL and

NEWCO and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto. Whether or not the transactions herein contemplated shall be consummated, STOCKHOLDERS will pay the fees, expenses and disbursements of STOCKHOLDERS and COMPANIES and their agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments hereto and all other costs and expenses incurred in the performance and compliance with all conditions to be performed by STOCKHOLDERS and COMPANIES under this Agreement.

    18.7  Notices.  All notices of communication required or permitted hereunder
          -------
shall be in writing and shall be given by overnight courier service, addressed to the party to be notified, postage prepaid or by delivering the same in person to an officer or agent of such party, and shall be deemed effective upon delivery.

          (a)     If to USFLORAL or NEWCO:
                  USA FLORAL PRODUCTS, INC.
                  3500 Whitehaven Parkway
                  Washington, DC 20007

          (b)     If to STOCKHOLDERS, addressed to them at:
                  P.O. Box 1778
                  261 Coward Road
                  Watsonville, CA 95077

    18.8 Governing Law.  This Agreement shall be construed in accordance with
         -------------
the laws of the State of Delaware.

    18.9 Exercise of Rights and Remedies.  Except as otherwise provided herein,
         -------------------------------
no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

    18.10  Time.  Time is of the essence with respect to this Agreement.
           ----

    18.11  Reformation and Severability.  In case any provision of this
           ----------------------------
Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

  18.12  Remedies Cumulative.  No right, remedy or election given by any term of
         -------------------
this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

  18.13  Captions.  The headings of this Agreement are inserted for convenience
         --------
only and shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

  18.14  Attorneys' Fees.  If any party to this Agreement shall bring any action
         ---------------
or proceeding for any relief against the other, declaratory or otherwise, arising out of this Agreement, the losing party shall pay to the prevailing party a reasonable sum for attorney fees and costs incurred in bringing or defending such action or proceeding and/or enforcing any judgment granted therein, all of which shall be deemed to have accrued upon the commencement of such action or proceeding and shall be paid whether or not such action or proceeding is prosecuted to final judgment. Any judgment or order entered in such action or proceeding shall contain a specific provision providing for the recovery of attorney fees and costs, separate from the judgment, incurred in enforcing such judgment. The prevailing party shall be determined by the trier of fact based upon an assessment of which party's major arguments or positions taken in the proceedings could fairly be said to have prevailed over the other party's major arguments or positions on major disputed issues. For the purposes of this section, attorney fees shall include, without limitation, fees incurred in the following: (1) post-judgment motions; (2) contempt proceedings; (3) garnishment, levy, and debtor and third party examinations; (4) discovery; and
(5) bankruptcy litigation. This Section 18.14 is intended to be expressly severable from the other provisions of this Agreement, is intended to survive any judgment and is not to be deemed merged into the judgment.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                 "USFLORAL"

                                 USA FLORAL PRODUCTS, INC.

                                 By  /s/ Robert J. Poirier
                                     ------------------------------
                                     Name:  Robert J. Poirier
                                     Title: President/CEO

                                 "NEWCO"

                                 USA FLORAL ACQUISITION CO.

                                 By  /s/ Robert J. Poirier
                                     ------------------------------
                                     Name:  Robert J. Poirier
                                     Title: President

                                 "COMPANY"

                                 MONTEREY BAY BOUQUET, INC.

                                 By  /s/ Jeff E. Brothers
                                     ------------------------------
                                     Name:  Jeff E. Brothers
                                     Title: President

                                 "COMPANY"

                                 BAY AREA BOUQUETS, INC.

                                 By  /s/ Jeff E. Brothers
                                     ------------------------------
                                     Name:  Jeff E. Brothers
                                     Title: President

                                 "STOCKHOLDERS"

                                     /s/ Jeff E. Brothers
                                         --------------------------
                                     Jeffrey Brothers

                                     /s/ Philip Buran
                                         --------------------------
                                     Philip Buran

                                     /s/ Douglas Anderson
                                         --------------------------
                                     Douglas Anderson

                                    EXHIBIT

Exhibit A      Companies and NEWCO to be Merged

                                    ANNEXES

ANNEX I        Form of Articles of Merger
ANNEX II       Calculation and Composition of Consideration
ANNEX III      Form of Employment Agreement
ANNEX IV       Form of Lease

                                   SCHEDULES

Schedule 6.1    [Lack of necessary qualifications, licenses, permits, etc.]
Schedule 6.3    [COMPANY Shares]
Schedule 6.7    [Predecessor companies]
Schedule 6.9    [COMPANY financial statements]
Schedule 6.10   [COMPANY liabilities]
Schedule 6.11   [COMPANY accounts and notes receivable]
Schedule 6.12   [Permits and intangibles]
Schedule 6.13   [Real and personal property, including leases]
Schedule 6.14   [Material contracts of COMPANY]
Schedule 6.15   [COMPANY insurance policies]
Schedule 6.16   [Officers, directors and employees/compensation]
Schedule 6.17   [Employee benefit plans]
Schedule 6.19   [Violations of law]
Schedule 6.20   [Tax matters]
Schedule 6.21   [Required consents, approvals, etc.]
Schedule 6.24   [Deposit accounts, safe deposit boxes, etc.]
Schedule 6.26   [Underground storage tanks]
Schedule 7.6    [Existing Contracts of USFLORAL and NEWCO]
Schedule 8.3(vi)          [Permitted Liens]
Schedule 9.3    [Persons to execute Employment Agreements]
Schedule 10.10  [Post Balance Sheet Date Liabilities]
Schedule 10.11  [Material contracts subsequent to Balance Sheet Date.]
Schedule 11.1   [Guaranties to be released]
Schedule 11.2   [Leases]